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                                                                    Exhibit 10.7

[TRIZETTO ENABLING HEALTH EBUSINESS LOGO]

                               SERVICES AGREEMENT

         This SERVICES AGREEMENT ("Agreement") is entered into by and between APS Healthcare Bethesda, Inc. ("CLIENT") and The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), as of this 28th day of February, 2002.

         Whereas, TriZetto offers certain connectivity, assessment and transformation services and is an application services provider, which delivers pre-integrated and hosted best of class packaged software applications, transaction services and other management services to clients; and

         Whereas, CLIENT wishes to contract with TriZetto to provide certain services.

         Now therefore, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.    TRIZETTO SERVICES.

      a) SERVICES. TriZetto shall provide the "Services" and "Supported Applications" described in EXHIBIT A of this Agreement at the "Service Levels" set forth in EXHIBIT B. The Services and Service Levels may be modified only by mutual written agreement between TriZetto and CLIENT. TriZetto will provide application and operation support services to CLIENT only for the software application programs (the "Supported Applications") specifically identified in EXHIBIT A.

      b) LICENSE. In accordance with this Agreement, TriZetto hereby provides CLIENT, a restricted, non-transferable and nonexclusive license to use the Supported Applications for the sole purpose of supporting the internal operations of CLIENT's business. CLIENT may use the Supported Applications only to process CLIENT's own data and that of CLIENT's patients or members. CLIENT may not use the Supported Applications in a resale capacity, to process and/or analyze the data of a third party as a service bureau, or on any hardware and with any operating system or applications software other than as approved in advance and in writing by TriZetto. CLIENT shall be entitled to provide access to and use of the Services and Supported Applications by individuals who have been engaged by CLIENT as independent contractors (each a "Contractor") solely for the purpose of performing claims processing services with respect to Client's members that are not included in the scope of Services that TriZetto is required to perform under this Agreement; provided, however, that the total number of such Contractors shall not exceed at any time 20% of the total number of Client employees and Contractors performing such claims processing services. CLIENT shall require each Contractor to execute a confidentiality agreement in a form satisfactory to TriZetto and shall be responsible for each Contractor's use of any Supported Application in violation of this Agreement. While CLIENT agrees that it shall not offer the Supported Applications to third parties on a service bureau or application service provider basis, CLIENT may provide its customers read-only access to the Supported Applications by way of remote terminals for the purpose of determining eligibility and claims status with respect to Client's members. Client will maintain the required connectivity to customer locations in order to provide such access. Access to the Supported Applications may be made only to those customers who have executed a non-disclosure agreement in a form satisfactory to TriZetto and with whom CLIENT has a contractual relationship in which CLIENT provides services to such entities in addition to Supported Applications.

      c) CONNECTIVITY SOLUTIONS. CLIENT will utilize the desktops, network, sergvers, printers, equipment, application software and operating system software identified on EXHIBIT D (collectively, the "Required Equipment"). CLIENT acknowledges and agrees that the Service Levels are predicated and conditioned upon CLIENT's use of the Required Equipment. Except as otherwise set forth in EXHIBIT D, CLIENT shall have sole responsibility for maintaining the Required Equipment. The Supported Applications will run on CLIENT's desktop and server operating systems, provided that such systems support an industry standard internet browser (e.g., Microsoft Internet Explorer or Netscape Navigator) and TCP/IP connectivity to TriZetto's data center.

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      d) ALTERNATIVE APPLICATION. In the event that a vendor of any Supported
         Application, other than a Supported Application owned by TriZetto, ceases to provide maintenance or support to its customer base or to TriZetto, or has materially breached its obligations to TriZetto, upon prior written notice to CLIENT, TriZetto shall replace the Supported Application with an alternative application(s) containing substantially similar functionality, which application(s) shall thereafter be considered a Supported Application hereunder in lieu of the one replaced. During the period in which the replacement Supported Application is in production, TriZetto shall be entitled to the fees specified in EXHIBIT C related to the replaced application; provided, however, that, if TriZetto's costs to provide such alternative application(s) is materially different than those related to the replaced application, then the parties will mutually agree upon an equitable adjustment to such fees. If CLIENT is unsatisfied with the replacement Supported Application after it has been in production for a period of sixty (60) days (the "Test Period"), then CLIENT shall have a one-time right to require TriZetto to remove such application as a Supported Application by giving TriZetto written notice at any time during a 60 day period following the Test Period. CLIENT's notice of removal shall specify the effective date of such removal, which shall be no sooner than six months after the date of Client's notice.

      e) CHANGE CONTROL PROCESS. CLIENT may, at any time by a written work order ("Work Order"), propose additions to, deletions of, revisions to, or changes to the Services. TriZetto may also propose a Work Order to CLIENT for changes related to the Services. TriZetto shall respond in writing to a CLIENT Work Order request within 15 days of receipt or as otherwise agreed to by the parties, advising CLIENT of any cost and schedule impacts. CLIENT will pay for TriZetto's efforts in responding to a Work Order at its then-current standard rates, unless otherwise agreed to by the parties. TriZetto and CLIENT shall negotiate in good faith and in a timely manner as to the price of, the impact on the schedule of, and other terms resulting from any Work Orders. The professional consulting services portion of a Work Order shall be priced using the professional services rates set forth in EXHIBIT C. If the parties reach an agreement in writing, the Work Order will be incorporated herein, the terms of the Agreement shall be modified accordingly, and TriZetto shall begin to work on the Work Order. Such Work Orders shall in no way constitute an agreement other than as provided pursuant to this Agreement nor in any way amend or supercede any of the other provisions of this Agreement. If CLIENT notifies TriZetto in writing not to proceed with a Work Order from TriZetto within 15 business days of receipt, then the Work Order shall be deemed withdrawn and TriZetto shall take no further action in respect of it. If TriZetto has not received any notice within this 15 business day period, then CLIENT shall be deemed to have advised TriZetto to proceed. The process described above for adding, deleting, revising or changing the Services is referred to herein as the "Change Control Process."

2.    INVOICING AND PAYMENT TERMS.

      a) INVOICES. TriZetto will invoice CLIENT monthly in advance for the Services and Supported Applications to be provided to CLIENT during the upcoming month at the applicable rates and for the amounts set forth in EXHIBIT C. TriZetto shall begin invoicing for such services when TriZetto makes the Services available for use or as otherwise provided in EXHIBIT C.

      b) PAYMENT TERMS; INTEREST. CLIENT will pay TriZetto all undisputed fees within 30 days of the invoice date. If CLIENT fails to pay the invoice by its due date, TriZetto may charge interest of the lesser of 1.5% or the maximum permissible rate per month on any undisputed outstanding balance and, upon CLIENT's failure to pay outstanding undisputed balances following the due date and subsequently within 10 days notice from TriZetto, TriZetto may suspend Services and Supported Applications until such outstanding balances are paid. Any disputes regarding fees shall be resolved in accordance with Section 10.

      c) TAXES. The Parties' respective responsibilities for taxes arising under or in connection with this Agreement will be as follows:

        (i) Each party will be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

        (ii) TriZetto will be responsible for any sales, use, excise, value-added, services, consumption, and other taxes and duties payable by TriZetto on any goods or services used or consumed by TriZetto in providing the Services where the tax is imposed on TriZetto's acquisition or use of such goods or services and the amount of tax is measured by TriZetto's costs in acquiring such goods or services.

        (iii) CLIENT will be responsible for any sales, use, excise, value-added, services, consumption, or other tax that is assessed on the provision of the Services as a whole, or on any particular Service received by CLIENT from TriZetto.

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        (iv)  In the event that a sales, use, excise, value added, services, consumption, or other tax is assessed on the provision of any of the Services, the parties will work together to segregate the payments under this Agreement into three payment streams: (i) those for taxable Services; (ii) those in which TriZetto functions merely as a payment agent for CLIENT in receiving goods, supplies, or services (including leasing and licensing arrangements); and
              (iii) those for other nontaxable Services.

        (v) The parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. TriZetto's invoices will separately state the amounts of any taxes TriZetto is collecting from CLIENT. Each party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of Equipment, materials or services, and other exemption certificates or information reasonably requested by either party.

        (vi) TriZetto will promptly notify CLIENT of, any claim for taxes asserted by applicable taxing authorities for which CLIENT is responsible under this Agreement, it being understood that with respect to any claim arising out of a form or return signed by a party to this Agreement, such party will have the right to elect to control the response to and settlement of the claim. If CLIENT requests TriZetto to challenge the imposition of any tax, TriZetto will coordinate with CLIENT the response to and settlement of, any such claim for taxes and CLIENT will reimburse TriZetto for the reasonable legal fees and expenses it incurs in such challenge. CLIENT will be entitled to the entirety of any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by CLIENT.

3.    AUDITS, ACCESS AND EXCLUSIVITY.

      a)   AUDITS.

           i) TRIZETTO QUALITY ASSESSMENT AUDITS. TriZetto will conduct regular quality assessment audits designed to assure the integrity of the processes it employs in the performance of the Transaction Services described in EXHIBIT A of this Agreement. TriZetto will use these quality assessment audits to determine its monthly performance for each of the Service Levels described in EXHIBIT B and will provide these results to the CLIENT monthly.

          ii) CLIENT ONGOING VALIDATION AUDIT (COVA). The CLIENT and TriZetto will jointly conduct a periodic audit of the claims systems configuration, which are part of the Transaction Services. This audit is referred to as COVA and is performed by selecting specific paid claims that are designed to test the interaction of the claims system's benefit plan, provider file and provider fee configurations. As a part of the COVA process the CLIENT is asked to review a sample of their claims in order to insure that the claims system is producing the payment results anticipated by the CLIENT. The CLIENT and TriZetto will mutually agree upon the frequency with which these COVA reviews will take place and the specific configuration components that will be tested through each review.

          (iii)CLIENT INITIATED AUDITS.

               A) OPERATIONAL AUDITS. Upon reasonable prior written notice from
                  CLIENT (but in no case less than two weeks prior written notice), and subject to TriZetto or TriZetto's agents' reasonable security requirements and upon execution of TriZetto's standard confidentiality agreements, TriZetto shall, and shall cause its subcontractors and suppliers to, provide to CLIENT (and internal and external auditors, inspectors, regulators and other representatives that CLIENT may designate from time to time) access at reasonable hours to TriZetto personnel, to the facilities at or from which Services are then being provided and to TriZetto records and other pertinent information, all to the extent relevant to the Services and TriZetto's obligation under this Agreement. Such access shall be provided for the purpose of examining TriZetto's performance of the Services, including (i) verifying the integrity of Client Data (defined below); (ii) examining the systems that process, store, support and transmit that data; (iii) examining the controls (e.g., organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) and the security, disaster recovery and back-up practices and procedures; (iv) examining TriZetto's measurement, monitoring and management tools; and
                  (v) enabling CLIENT and the related parties to meet applicable legal, regulatory and contractual requirements. TriZetto shall provide any assistance reasonably requested by CLIENT or its designee in conducting any such audit, including installing and operating audit software.

               B) FINANCIAL AUDITS. Upon reasonable notice from CLIENT, and subject to TriZetto or TriZetto agents' security requirements and execution of TriZetto's standard confidentiality agreements,

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                  TriZetto shall, and shall cause its subcontractors and
                  suppliers to, provide to CLIENT (and internal and external auditors, inspectors, regulators and other representatives that CLIENT may designate from time to time) access at reasonable hours to TriZetto personnel and to TriZetto records and other pertinent information, all to the extent relevant to the performance of TriZetto's financial obligations under this Agreement. Such access shall be provided for the sole purpose of performing audits and inspections relating to the Services to verify the accuracy of TriZetto's fees to see that TriZetto is exercising reasonable procedures to control the resources provided by TriZetto to CLIENT, and that the Services are being provided in accordance with the Service Levels. TriZetto shall provide any assistance reasonably requested by CLIENT or its designee in conducting any such audit and shall make requested personnel, records and information available during the term of this Agreement and thereafter during the period specified in TriZetto's records retention policy, as it may be reasonably adjusted from time to time. If any such audit reveals an overcharge or undercharge by TriZetto or CLIENT and neither TriZetto nor CLIENT disputes the amount questioned by such audit, then TriZetto or CLIENT, as applicable, shall promptly pay to the other Party the amount of such overcharge or undercharge as the case may be.

               C) RECORDS. TriZetto shall maintain and provide access upon request to the portion of records, documents and other information required to meet CLIENT's audit rights under this Agreement. TriZetto shall retain these records in accordance with TriZetto's records retention policy as it may be reasonably adjusted from time to time; provided, however, that TriZetto shall at all times comply fully with all laws applicable to CLIENT regarding records retention, to the extent that CLIENT provides TriZetto with prior written notice of the same.

               D) CLIENT RESPONSIBILITIES. CLIENT shall not be given access to the proprietary information of other TriZetto customers or to TriZetto locations that are not related to CLIENT or the Services or to information that is not reasonably necessary to perform the audit. In performing audits, CLIENT shall endeavor to avoid unnecessary disruption of TriZetto's operations and unnecessary interference with TriZetto's ability to perform the Services in accordance with the Service Levels. In the event that CLIENT disrupts TriZetto's operations or interferes with TriZetto's ability to perform the Services, TriZetto shall be relieved of Service Levels. Following any audit, CLIENT shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with TriZetto to obtain factual concurrence with issues identified in the review. TriZetto shall be given no less than three business days prior written notice before obtaining access. CLIENT shall not request more than two operational audits and one financial audit per calendar year, except in the event TriZetto has materially failed to meet its performance obligations hereunder. Audits requested by a governmental body or regulatory authority having jurisdiction over CLIENT or TriZetto shall not be limited. CLIENT shall use reasonable efforts to conduct the audit efficiently and expeditiously and at reasonable business hours.

               D) TRIZETTO RESPONSE. TriZetto and CLIENT shall meet to review each audit report promptly after the issuance thereof. TriZetto will respond to each audit report in writing within thirty (30) days from receipt of such report, unless a shorter response time is specified in such report. TriZetto and CLIENT shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations in such audit report and TriZetto, at its own expense, shall undertake remedial action in accordance with such action plan and the dates specified therein.

               E) RESPONSE TO GOVERNMENT AUDITS. If an audit by a payer,
                  governmental body or regulatory authority having jurisdiction over CLIENT or TriZetto results in a finding that TriZetto or CLIENT is not in compliance with a generally accepted accounting principle or other audit requirement or any rule, regulation or law relating to the performance of its obligations under this Agreement, TriZetto or CLIENT, as the case may be, shall, at its own expense and within the time period specified by such auditor, address and resolve the deficiency(ies) identified by such governmental body or regulatory authority. The two week prior written notice set forth in Section 3a)(iii)A) shall not apply to audits requested by governmental or regulatory authorities; provided, however, that CLIENT shall use commercially reasonable efforts to provide notice to TriZetto as earlier as possible.

               F) SALES AND MARKETING EFFORTS. Upon no less than three weeks prior written notice, TriZetto agrees to make a representative available (which may be the account representative) to assist CLIENT's marketing and sales activities designed to increase its membership base. Such availability shall be provided at a site designated by CLIENT. With respect to such activities, CLIENT agrees to reimburse TriZetto for its out of pocket costs, including travel expenses, and to pay TriZetto for such representative's time at the professional services rates set forth in EXHIBIT C; provided,

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                  however, that Client shall not be required to pay for such representative's time associated with up to six marketing or sales events per calendar year.

               G) AUDIT COSTS. CLIENT will be responsible for all costs
                  associated with the conduct of CLIENT initiated audits or government audits, if an audit fee is assessed by the applicable government agency, unless such costs are directly related and attributable to TriZetto's negligence or willful misconduct in connection with its performance under this Agreement.

      b) ACCESS. CLIENT will provide TriZetto prompt and adequate access to CLIENT's systems and facilities as needed for TriZetto to perform its obligations under this Agreement. TriZetto shall always use all commercially reasonable efforts to avoid any disruption to CLIENT's business.

      c) REMOVAL OF CLIENT'S MEMBERS. CLIENT will not remove any of CLIENT's members who have active accounts processed by the Services from use of the Services for the term of this Agreement unless such member is no longer associated with CLIENT. If CLIENT converts any member from its then current system or service to system or service, CLIENT will convert such member to the use of the Services provided under this Agreement. Any additional fees required for the conversion of such members will be incurred and paid for by CLIENT.

4.    OWNERSHIP OF SOFTWARE, DATA AND RECORDS.

      a)  RIGHT TO SOFTWARE.

          i) TRIZETTO'S RIGHT TO SOFTWARE. Except as set forth in EXHIBIT A, TriZetto represents and warrants that TriZetto, to the best of its knowledge, owns or has the right to use and license all the hardware and software components used to provide Services under this Agreement for the Supported Applications.

          ii) CLIENT'S RIGHT TO SOFTWARE. CLIENT represents and warrants that CLIENT, to the best of its knowledge, owns or has the right to use the legacy hardware and software components, if any, that it will continue to use during the term of this Agreement.

      b) INFRINGEMENT ACTION. If CLIENT promptly notifies TriZetto in writing of a third party action against CLIENT that any Service or Supported Application infringes upon a United States registered patent or a United States registered copyright, TriZetto will defend such action at its expense and will pay any costs or damages that are finally awarded against CLIENT resulting from such action. CLIENT shall also provide TriZetto with its reasonable cooperation (at TriZetto's expense) and full authority to defend or settle the action. TriZetto will not pay any such damages, however, if the claim of infringement is caused by
         (1) CLIENT's misuse of the Services; (2) CLIENT's failure to use corrections or enhancements made available by TriZetto; (3) CLIENT's use of the Services in combination with any product or information not provided or authorized in writing by TriZetto; or (4) information, direction, specification or materials provided by CLIENT or any third party. If any Service or Supported Application is, or in TriZetto's opinion is likely to be, held to be infringing, TriZetto shall at its expense and option either (a) procure the right for CLIENT to continue using it, (b) replace it with a noninfringing equivalent, (c) modify it to make it noninfringing or (d) terminate the Services. The foregoing remedies constitute CLIENT's sole and exclusive remedies and TriZetto's entire liability with respect to infringement, except for third party claims pursuant to Section 9.

      c) CLIENT'S USE OF SOFTWARE. CLIENT acknowledges and understands that TriZetto may provide to CLIENT (i) TriZetto owned software, and/or (ii) software applications owned by third parties which TriZetto uses under license agreements with such third parties. CLIENT acknowledges and agrees that (i) title to all such TriZetto software and software applications remains with and is subject to the proprietary rights of TriZetto or its third party vendors, and (ii) such software and software applications may contain trade secrets and other valuable proprietary information of TriZetto or its third party vendors. Except as set forth herein, CLIENT may not grant any sublicenses to or otherwise make such software, such software applications, the Supported Applications, or the documentation available to any other person, entity or business. CLIENT agrees that CLIENT will not reverse assemble, reverse compile, reverse engineer, modify, reproduce, distribute, prepare derivative works based on, or demonstrate such software, such software applications or the Supported Applications in whole or in part.

      d) DATA AND RECORDS. TriZetto understands and agrees that TriZetto receives no ownership rights in the materials, data or records furnished by CLIENT ("CLIENT's Data") and that CLIENT receives no ownership rights to the Supported Applications. CLIENT represents and warrants that CLIENT and those providing information to CLIENT have the right to transmit to TriZetto and receive any materials, data or records from TriZetto, that are required to enable TriZetto to perform its obligations under this Agreement. Except as set forth herein or as specifically authorized by CLIENT in writing, TriZetto will not disclose CLIENT's Data to a third party or make any other use of CLIENT's Data.

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5.    CONFIDENTIALITY.

      a) Both TriZetto and CLIENT have made and will continue throughout the term of this Agreement to make available to the other party confidential and proprietary materials and information ("Proprietary Information"). All material and information provided by one party to the other relating to the business, policies, procedures, customs and forms of providing party or any of its affiliates, including but not limited to CLIENT's Data, as well as information previously divulged or delivered regarding the aforementioned subject matter, is hereby designated as confidential and proprietary and shall be considered to be Proprietary Information. Except for confidential patient information included in CLIENT's Data, whether or not de-identified, the parties agree that the obligations set forth above in this Section 5 do not apply to materials or information that: (i) are already, or otherwise become, generally known by third parties as a result of no act or omission of the receiving party; (ii) subsequent to disclosure hereunder are lawfully received from a third party having the right to disseminate the information and without restriction on disclosure;
         (iii) are generally furnished to others by the disclosing party without restriction on disclosure; (iv) were already known by the receiving party prior to receiving them from the disclosing party and were not received from a third party in breach of that third party's obligations of confidentiality; or (v) are independently developed by the receiving party without the use of Proprietary Information of the disclosing party. As contemplated in Section 1b), the parties acknowledge and agree that Contractors and certain of Client's customers may obtain access to TriZetto's Proprietary Information. CLIENT agrees that the provisions of this Section 5 shall apply to such Contractors and customers and that CLIENT shall be responsible for any breach of such provisions by any such Contractor or customer.

      b) Each party shall maintain the confidentiality of the other's Proprietary Information and will not disclose such Proprietary Information without the written consent of the other party, except in connection with providing Services in accordance with this Agreement or as otherwise permitted hereunder. Each party shall also keep confidential the terms of this Agreement and/or any exhibits attached hereto.

      c) Neither of the parties' obligations of confidentiality will prevent or prohibit the parties from providing access to Proprietary Information upon request of a state or federal regulatory agency or authority as may be required by law or judicial or administrative process. Notwithstanding the foregoing, in the event of any requested access to Proprietary Information by a regulatory authority, the one of the parties from whom the Proprietary Information is requested will provide notice to the other in a timely fashion to allow the other party the opportunity to contest the release of its Proprietary Information to such regulatory authority.

      e) Except as required by law, neither party shall make any press release, public statements, or disclosures regarding the terms, subject matter or collaboration of the parties to this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

6. RELATIONSHIP OF THE PARTIES. TriZetto and Client are, and shall remain independent contractors, each responsible only for its own acts and/or omissions. Nothing in this Agreement shall be construed to constitute TriZetto as anything other than an independent contractor. TriZetto is engaged to perform services pursuant to this Agreement and in performing such services, TriZetto shall not act as an "administrator" or "named fiduciary" of a "welfare plan", as those terms are defined under ERISA, nor shall TriZetto be designated to carry out fiduciary responsibilities, nor shall it have fiduciary responsibilities allocated to it in connection with any "welfare plan" or group or member. Notwithstanding anything in this Agreement to the contrary, the services rendered by TriZetto on behalf of Client under this Agreement will not include the power to exercise discretionary authority or responsibility in the administration or management of "welfare plans," or funds or assets of such plans or of any group that contracts with Client sufficient to cause TriZetto to be a plan "fiduciary" under ERISA or applicable state law, and TriZetto shall not exercise such discretionary authority or responsibility pursuant to this Agreement.

7.    INSURANCE.

      a) CLIENT'S INSURANCE. CLIENT, on its own behalf and at its own expense, shall obtain and maintain reasonable and customary insurance policies for CLIENT. Such insurance policies shall include general liability and property/casualty insurance on CLIENT's assets, professional liability insurance, directors' and officers' liability insurance, and stop-loss insurance, reinsurance and such other or additional insurance as CLIENT and TriZetto shall mutually deem necessary or as required by law or regulation.

      b) TRIZETTO INSURANCE. TriZetto, on its own behalf and at its expense, shall maintain general liability and professional liability insurance with reasonable limits covering the acts and/or omissions of TriZetto employees acting within the scope of their employment and directors' and officers' liability insurance. TriZetto shall obtain and maintain policies covering the TriZetto Equipment in policy amounts sufficient to cover the replacement cost of such equipment.

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8.    WARRANTY, DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY.

      a) PERFORMANCE WARRANTY. Subject to the terms and conditions of EXHIBIT B, TriZetto represents and warrants that the Services and Supported Applications will be provided substantially in accordance with the Service Levels set forth in EXHIBIT B. Subject to the terms and conditions of EXHIBIT B, TriZetto's obligation and CLIENT's sole and exclusive remedy for a breach of the warranty in this Section 8(a) or any failure of TriZetto to meet the Service Levels, shall be that CLIENT will receive the applicable Service Level Credits against CLIENT's monthly fees as set forth on EXHIBIT B.

      b) LAWS AND REGULATIONS. TriZetto represents and warrants that it will be in compliance with all applicable laws and regulations existing as of the date this Agreement is executed, including the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder ("HIPAA"). In addition, TriZetto further represents and warrants that, throughout the term of this Agreement, it will be in compliance with all applicable laws and regulations that may be promulgated from time to time that are not specific to CLIENT'S industry. TriZetto further represents and warrants that throughout the term of this Agreement it will use commercially reasonable efforts to ensure that the Supported Applications will permit CLIENT to be in compliance with all applicable laws and regulations that may be promulgated from time to time that are specific to CLIENT's industry, including those promulgated under HIPAA. To the extent that TriZetto provides new versions or upgrades of the Supported Applications or other Services to its customer base in order to permit such customers to comply with laws and regulations, such new versions and upgrades will be provided to CLIENT at no additional cost to CLIENT. To the extent that compliance with new or revised laws specific to CLIENT's industry cannot be obtained in a commercially reasonable manner by modifications to the Supported Applications or other efforts by TriZetto, but can be obtained through the purchase or license by TriZetto of third party products or services, then CLIENT agrees to pay for TriZetto's cost of providing such third party products and services. To the extent compliance with a change in law specific to CLIENT's industry can only be achieved by increasing the number of TriZetto personnel performing Services, then the parties will agree on an equitable adjustment to the charges payable by CLIENT to TriZetto through a Work Order. The parties' rights and obligations with regard to the Services are further informed and subject to the provisions of EXHIBIT E (HIPAA Business Associate Addendum). Further, TriZetto represents and warrants that it has all necessary licenses and permits to perform the Services and provide the Supported Applications to CLIENT.

      c) UPGRADES. TriZetto represents and warrants that upon the release of an upgrade to the Supported Applications, CLIENT will be provided with the opportunity to test the upgrade at least 30 days prior to placing it into service.

      e) YEAR 2000.

      i) TRIZETTO REPRESENTATION. TriZetto represents that the software and hardware used by TriZetto in performing the Services have been designed to allow date data century recognition, calculations, which accommodate same century and multi-century formulae and date value, and date data entry of all values that reflect the century. TriZetto's obligation and CLIENT's sole and exclusive remedy from a breach of this representation and warranty, except from force majeure events including without limitation CLIENT's acts or omissions, shall be that TriZetto shall, at no cost to CLIENT, re-process CLIENT's data that was not processed in accordance with the Service Levels.

      ii) CLIENT REPRESENTATION. CLIENT represents that the software and hardware, including the legacy systems used by CLIENT, have been designed to allow date data century recognition, calculations which accommodate same century and multi-century formulae and date value, and date data entry of all values that reflect the century. Except as explicitly set forth herein, TriZetto shall have no liability for such software and hardware.

      f) TRANSMISSION OF DATA. TriZetto is not responsible for loss of data from an improper transmission by CLIENT or failure by CLIENT or any third party to act on any communication transmission to or by CLIENT through TriZetto. In the event of improper transmission or loss of data in transmission, TriZetto will use TriZetto's commercially reasonable efforts to recreate such transmission at CLIENT's expense.

      g) DISCLAIMER OF WARRANTIES. EXCEPT FOR WARRANTIES PROVIDED IN THIS
         SECTION 8, TRIZETTO MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AS TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE HARDWARE, SUPPORTED APPLICATIONS, SOFTWARE PROVIDED BY TRIZETTO TO CLIENT, HARDWARE AND SOFTWARE USED BY CLIENT BUT NOT PROVIDED BY TRIZETTO, DOCUMENTATION, DATA FILES, OUTPUT, SERVICES, OR OTHER MATTERS PRODUCED OR PROVIDED HEREUNDER.

      h) LIMITATIONS. Unless otherwise expressly provided herein, neither TriZetto nor any of its service providers, licensors, employees or agents warrant (i) that the Services provided hereunder will meet CLIENT's requirements; (ii) that the operation of the Services will be uninterrupted or error free; or (iii) that the Services will have the capacity to meet demand beyond the volumes specified in EXHIBIT C, if any. Except as set forth herein, TriZetto will not be responsible for any damages that CLIENT may suffer arising out of use, or inability to use, the Services. TriZetto will not be liable for unauthorized access to or alteration, theft or destruction of CLIENT's data files, programs, procedures or information through accident, fraudulent means or devices, or any other method, unless such access, alteration, theft or destruction is caused as a result of TriZetto's gross negligence or intentional misconduct. It is hereby acknowledged that it is CLIENT's responsibility to validate for correctness all output and reports and to protect CLIENT's data and programs from loss by routinely performing backup procedures.

      i) EXCLUDED LIABILITIES. EXCEPT FOR CLAIMS FOR INDEMNIFICATION IN SECTIONS 4(b), and 9 AND EXCEPT FOR SECTION 5, IN NO EVENT WILL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT OR IN CONNECTION WITH THE SERVICES PROVIDED HEREUNDER, REGARDLESS OF THE FORM OF ACTION, INCLUDE ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR CLAIMS FOR LOSS OF BUSINESS OR PROFITS, UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHER LEGAL THEORY, REGARDLESS OF THE CAUSE OF ACTION AND EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

      j) AGGREGATE LIABILITY. EXCEPT FOR CLAIMS FOR INDEMNIFICATION IN SECTIONS 4(b), and 9 AND EXCEPT FOR SECTION 5, EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHER LEGAL THEORY, REGARDLESS OF THE CAUSE OF ACTION WILL NOT EXCEED AN AMOUNT EQUAL TO THE FEES PAID BY CLIENT IN THE TWELVE MONTHS PRIOR TO WHEN THE DAMAGES FIRST AROSE. PRIOR TO THE COMPLETION OF TWELVE MONTHS OF SERVICES UNDER THIS AGREEMENT, EACH PARTY'S LIABILITY TO THE OTHER PARTY WILL NOT EXCEED AN AMOUNT EQUAL TO THE ACTUAL MONTHLY SERVICES FEES PAID BY CLIENT DURING SUCH PERIOD.

9.    INDEMNIFICATION.

      a) CLIENT INDEMNIFICATION OBLIGATIONS. Subject to the conditions, provisions and limitations of this Section 9, and other applicable provisions of this Agreement, CLIENT hereby agrees to indemnify, defend and hold harmless TriZetto from and against all actual and direct damages, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against, directly resulting to, imposed upon or directly incurred by TriZetto arising from or in connection with any third party claims resulting from any of the following:

         i) Any gross negligence or willful misconduct or any violation of law by CLIENT, its employees, Contractors, officers, CLIENT's customers related to their use of the Supported Applications, or agents (other than TriZetto acting as CLIENT's agent hereunder) in connection with or relating to this Agreement.

         ii) Any medical malpractice claim, which arises, or is alleged to have arisen, from any medical services, or any services that are considered by a claimant or other third party, rendered to any healthcare provider or other recipient of the Services.

         iii) An action taken by TriZetto in connection with this Agreement or the Services pursuant to the expressed direction of Client.

         iv) A breach or violation by Client, a Contractor or customer of Client of the scope of its license grant under Section 1(b) or any of its obligations under Sections 4 and 5.

      b) TRIZETTO INDEMNIFICATION OBLIGATIONS. Subject to the conditions, provisions and limitations of this Section 9, and other applicable provisions of this Agreement, TriZetto hereby agrees to indemnify, defend and hold harmless CLIENT from and against all actual and direct damages, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against, directly resulting to, imposed upon or directly incurred by CLIENT arising from or in connection with any third party claims resulting from any of the following:

         (i) Any gross negligence or willful misconduct of TriZetto, its employees or officers in connection with or relating to this Agreement or the Services.

         (ii) A breach or violation by TriZetto of any of its representations, warranties or obligations set forth in

              Sections 4, 5, 8(b) and 8(e).

      b) CONDITIONS. Either party may participate in the defense or settlement of any claim at its own expense.

10.   DISPUTE RESOLUTION.

      a) DISPUTE RESOLUTION. In connection with a dispute arising out of or relating to this Agreement, the parties shall attempt in good faith to resolve such dispute promptly by negotiation through an individual with the authority necessary to settle the controversy. Negotiations shall be commenced by written notice being delivered by a party to the other party. The parties are obligated to meet within 10 business days after delivery of such notice at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 45 days of the initiating notice, or if the parties fail to meet within 10 business days, any party may initiate arbitration of the dispute as provided below.

      b) ARBITRATION. Except for ownership of the Supported Applications and any TriZetto owned, operated or provided software and services and except for collection actions for fees and for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any controversy or claim arising out of or relating to this Agreement or to its breach shall be settled by arbitration by a single arbitrator in accordance with the American Arbitration Association Rules, pursuant to an arbitration held in Denver, Colorado if TriZetto initiates the arbitration or in Bethesda, Maryland if CLIENT initiates the action. Judgment upon the award rendered by the arbitrator may be entered into in any court of competent jurisdiction. The arbitrator shall not have the authority to award punitive damages.

      c) ATTORNEYS FEES. The prevailing party in any dispute resolution will be entitled to collect reasonable attorney's fees from the non-prevailing party.

      d) GOVERNING LAW. The parties hereby agree that this Agreement was entered into in Denver, Colorado. This Agreement will be governed in accordance with the laws of the State of Colorado without regard to its conflict of law provisions. The parties agree that jurisdiction and venue for any actions relating to this Agreement will be in the state or federal courts in Denver, Colorado. Except as set forth above, each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Denver, Colorado, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

11.   TERM AND TERMINATION.

      a) TERM. Unless earlier terminated as provided herein, the term of this Agreement will commence upon the date hereof and will continue until June 30, 2007. This Agreement will automatically renew each year for successive one year terms unless either one of the parties terminates the Agreement by providing written notice of termination to the other party at least 180 days before the termination date.

      b) TERMINATION FOR CAUSE. This Agreement may be terminated if either party materially breaches this Agreement. In the event of a claim of breach under this Section 11(b), the party alleging such breach shall give written notice of the alleged breach, which notice shall specify the nature of any such claim in sufficient detail to allow the receiving party to investigate the allegations. This Agreement may be terminated by the party alleging such breach 30 days after the delivery of notice unless: (i) the breach is cured within such 30 days; (ii) except for failures to make payments when due, it is not possible to cure the breach within 30 days but the defaulting party has commenced correction within 30 days and proceeds diligently toward a cure; or (iii) except for failures to make payments when due, the matter remains a subject of disagreement between the parties and the dispute resolution process has been initiated under Section 10 above. If after receiving written notice of a material breach, the breaching party fails to cure such breach within the 30 day cure period, then this Agreement shall terminate. Unless otherwise specified by the non-breaching party, the effective date of termination of this Agreement shall be extended by fifteen (15) days to allow TriZetto to perform the deconversion services set forth in Section 11d).

      c) TERMINATION FOR CONVENIENCE. CLIENT may terminate this Agreement upon 180 days prior written notice by paying the liquidated damages fees set forth in EXHIBIT C HERETO. The prices for Services under this Agreement were determined by mutual agreement based upon certain assumed volumes of processing activity and the length of the term of this Agreement. CLIENT acknowledges that without the certainty of revenue for the full term of this Agreement, TriZetto would have been unwilling to provide processing Services at the prices set forth in this Agreement. TriZetto agrees that it would be difficult to ascertain actual damages for termination of this Agreement for convenience by CLIENT before the end of the term. Upon CLIENT's early termination, CLIENT agrees to a lump sum payment in cash equal to the amount specified in EXHIBIT C hereto.

      d) DECONVERSION SERVICES UPON TERMINATION. Upon the termination of this Agreement for any reason and subject to agreement on reasonable terms, TriZetto shall assist CLIENT in the deconversion and transfer of information to CLIENT or a party or parties identified by CLIENT and with such other actions as may be necessary or appropriate, in CLIENT's reasonable judgment, to facilitate the transfer of the functions performed by TriZetto to CLIENT or an entity selected by CLIENT. As soon as practicable, but not later than the effective date of termination, TriZetto will deliver to CLIENT, in a format and on the media generally available to TriZetto at the time of the request, all of CLIENT's data, tables and plan specifications. Upon delivery of such data, TriZetto shall be reimbursed for its costs and labor on a time and materials basis, except that TriZetto's fees for deconversion services shall not be due and payable by CLIENT if CLIENT has terminated the Agreement for cause. Time shall be priced at the professional services rates set forth in EXHIBIT C.

      e) RETURN OF MATERIALS UPON TERMINATION. Upon termination of this Agreement, the CLIENT must immediately cease use of the Services and shall use its best efforts to return all documentation and software, if any, relating to the Services and TriZetto's confidential information to TriZetto within 10 days of termination.

12.   GENERAL.

      a) AUTHORITY TO ENTER INTO AGREEMENT. Each party hereby represents and warrants that (i) it has all requisite corporate power and authority to enter, and perform pursuant to, this Agreement; (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part; and (iii) this Agreement has been duly executed and delivered by such party.

      b) RELATIONSHIP BETWEEN THE PARTIES. The performance by TriZetto of its duties and obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency relationship between CLIENT and TriZetto, nor shall this Agreement be deemed to constitute a joint venture or partnership between CLIENT and TriZetto. Each party assumes sole and full responsibility for its acts and the acts of its personnel. Neither party shall have the authority to make commitments or enter into contracts on behalf of, bind, or otherwise oblige the other party except for the limited agency expressly provided for herein.

      c) TRIZETTO NOT ENGAGED IN PRACTICE OF MEDICINE. TriZetto does not, nor does it intend to, engage in the performance or delivery of medical or hospital services or other types of healthcare. TriZetto's performance under this Agreement should not, in any case, be deemed or understood as a recommendation, endorsement, guarantee or warranty of the professional services of CLIENT or any providers who render healthcare services. Nothing herein shall be construed to imply that TriZetto, or any of TriZetto's subsidiaries, officers, directors, employees or agents are engaged in the practice of medicine or other professions related thereto. All matters related to such field shall be the exclusive province of CLIENT and its staff, agents and employees.

      d) GOVERNMENT LICENSEE. If CLIENT is using the Supported Applications on behalf of any unit or agency of the United States Government, the following applies: The Supported Applications and any Proprietary Information is provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions as set forth in Subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in Subparagraph 252.227-7013 (c)(1)(ii) of the Rights in Technical Data and Computer Software at DFARS, and in similar clauses in the NASA FAR Supplement. Contractor/manufacturer is The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360 Newport Beach, CA 92660.

      e) ADDITIONAL COSTS. If certain items and outside services are purchased by TriZetto in order to provide Services to CLIENT these items and services, detailed below, will be charged to and payable by CLIENT at the reasonable cost incurred by TriZetto:

         i) FORMS AND SUPPLIES. All forms and supplies, such as special forms and standard printer paper utilized for printing reports and action letters and envelopes.

         ii) POSTAGE AND SHIPPING EXPENSES. All postage and shipping expenses required for delivering, as requested by CLIENT, forms, letters, reports, magnetic tapes, identification cards, and similar items, to CLIENT or to CLIENT's designees, members, employers or others that are not a part of routine mailings. "Routine Mailings" as defined herein include claim payment checks, member EOB's, provider RA's and claims-related correspondence routinely generated from the Facets system. CLIENT may be allowed to include inserts up to seven (7) pages in such mailings at no cost to CLIENT upon approval by TriZetto.

         iii) TELECOMMUNICATION EXPENSES. All communication line expenses related to providing Services. These expenses include those necessary to transmit data between CLIENT and TriZetto locations, as well as to other locations as requested by CLIENT.

         iv) TRAVEL. Normal reasonable out-of-pocket travel expenses required to provide any of TriZetto's services at CLIENT's location. These expenses include airfare, lodging, meals, and ground transportation. These expenses shall be paid pursuant to CLIENT'S travel policy in effect as of the date of this Agreement, a copy of which previously has been provided to TriZetto.

      f) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, via facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth on the signature page to this Agreement, or at such other address for such party as shall be specified by like notice. All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

      g) FORCE MAJEURE. TRIZETTO'S PERFORMANCE OF ITS OBLIGATIONS WILL BE EXCUSED OR THE TIMEFRAME FOR PERFORMANCE WILL BE extended as is reasonably necessary under the circumstances, in the event that TriZetto is prevented from performing its obligations in whole or in part by riots, fire, flood, earthquake, explosion, epidemics, war, strike or labor disputes, embargo, civil or military authority, act of God or other causes beyond its reasonable control. In the event that TriZetto is prevented or delayed in the delivery or installation of the Services for reasons beyond its control, such delivery or installation shall take place as soon thereafter as is reasonably possible.

      h) ASSIGNMENT. Neither this Agreement nor any rights granted hereunder may be sold, leased, assigned or otherwise transferred, in whole or in part by either party by operation of law or otherwise, and any such attempted assignment shall be void and of no effect without the advance written consent of the other party, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such consent shall not be required if either party assigns this Agreement to a wholly owned subsidiary or an affiliate or in connection with a merger, acquisition, or sale of all or substantially all of its assets, unless the surviving entity is a competitor of TriZetto, as determined by TriZetto in its reasonable judgment.

      i) PERFORMANCE. TriZetto is authorized to provide the Supported Applications and Services through its subsidiaries, employees or by subcontracting with other responsible parties; provided, however, that no more than 20% of the individuals providing Services may be subcontractors engaged by TriZetto.

      j) OTHER AGREEMENTS. Nothing in this Agreement shall prevent TriZetto or TriZetto's affiliated companies from entering into similar or different agreements with others in the health care industry or other industries, including CLIENT's competitors.

      k) NON-SOLICITATION. Except as contemplated in this Agreement, each of the parties agrees to refrain from directly or indirectly hiring or contracting with any current or future employee of the other party for a period of one year after the candidate's separation of employment for any reason or expiration of this Agreement, whichever occurs first, unless permission is granted in writing by the employer, which consent may be granted or withheld in such party's sole discretion. The foregoing provision will not prevent either party from employing any such person who contacts such party on his or her own initiative or in response to general solicitation without any direct solicitation, by or other encouragement from, such party or its representatives. In the event that either party hires a person in violation of this Section 12(k), such party shall pay the other party the annual salary being paid by the offending party. The parties agree that this amount represents reasonable and foreseeable estimates of damages in conformity with California Civil Code Section 1671.

      l) SEVERABILITY. If one or more provisions or parts of this Agreement are declared invalid, illegal or unenforceable by a court with jurisdiction over the parties to this Agreement, the remaining provisions will nevertheless remain in full force and effect in such jurisdiction, unless such severance would frustrate the contractual intent of the parties.

      m) ENTIRE AGREEMENT; AMENDMENTS, EXHIBITS. This Agreement (including the schedules and exhibits attached hereto) embodies the entire understanding of the parties in relation to its subject matter, and supersedes all proposals, letters of intent or prior agreements, oral or written, and all other communications and representations between the parties relating to the subject matter of this Agreement and no other agreement or understanding, verbal or otherwise, relative to this subject matter exists between the parties at the time of execution of this Agreement. This Agreement may be amended only by a written agreement signed by both parties. Each of the exhibits attached to this Agreement is made a part of this Agreement and the terms of these exhibits will be fully binding on the parties.

      n) SURVIVAL. Notwithstanding the expiration or termination of this Agreement or any renewal period hereunder, the parties agree that the terms of Sections 2, 5, 8, 9, 10, 11 and 12 shall survive.

      o) WAIVER. No waiver of any breach of any provisions of this Agreement shall be effective unless made in writing and signed by each of the parties to this Agreement. Each party agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

      p) HEADINGS. The headings used herein are for identification and reference purposes only and shall not be used in the construction and interpretation of this Agreement.

      q) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns (if such assignment was properly made pursuant to this Agreement).

      r) REMEDIES. Except for remedies that are described herein as sole and exclusive remedies, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

      s) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party.

     IN WITNESS WHEREOF, the parties have caused this Application and Business Services Agreement to be executed and delivered by their duly authorized representatives, as of the date first above written.

THE TRIZETTO GROUP, INC.  ("TriZetto")  APS HEALTHCARE BETHESDA, INC. ("CLIENT")

By: /s/ Michael J. Sunderland           By: /s/ Laura F. Tarantino
    -------------------------------        --------------------------------
Name: Michael J. Sunderland             Name: Laura F. Tarantino
Title: Senior Vice President and CFO    Title: VP and General Counsel


Address: 567 San Nicolas Drive, Suite   Address: 6705 Rockledge Dr.,  Ste. 200
         360 Newport Beach, CA 92660             Bethesda, MD 20817

Phone:   (949) 719-2200                 Phone: (301) 571-0633

Fax:     (949) 219-2197                 Fax: (301) 493-0776

                                   EXHIBIT A.1
                                  ASP SERVICES

1.   Supported Applications

     Following is the list of software that is resident on TriZetto's equipment ("Supported Applications") that TriZetto will make available to Client as part of its Application Service Provider ("ASP") Services:

     (a)  FACETS CORE CLAIMS SYSTEMS

          (i)    Utilization Management

               (A) (Inpatient/Outpatient Authorization)

               (B) (Referral Process)

               (C) (Case Management-PACE)

          (ii)   Benefit Management

          (iii)  Capitation/Risk Fund Management

          (iv)   Membership Enrollment

          (v)    Premium Billing & Commission

          (vi)   Claims Processing

          (vii)  Client Service

          (viii) Provider Network Management

          (ix)   EDI-Standard Transactions

     (b)  INTERFACE SUPPORT

          (i) TriZettto will provide its standard interfaces that are included with the Supported Applications.

          (ii) Specific interfaces to be developed will be detailed in EXHIBIT F (the Statement of Work).

     (c)  MACCESS (I-MAX-Image Workflow)

2.   Data Processing Services

     (a) GENERAL. TriZetto will provide data processing services, operations, production control and scheduling, physical database support, storage management, media management, output operations and technical support for the Supported Applications as described above.

     (b)  OPERATIONS. TriZetto will:

          (i) Operate the Supported Applications so as to substantially comply with the Service Levels described in EXHIBIT B.1 ("Service Levels").

          (ii) Make the Supported Applications available for access during the applicable hours as described in this Exhibit and in EXHIBIT B.1.

                                      A.1-1

          (iii) Make the on-line and batch environments available to process transactions as described in the applicable user Documentation.

          (iv) Make available, monitor and process Client's data with the Supported Applications in on-line and batch processes as described in this EXHIBIT B.1.

          (v) Manage the delivery of external data transmissions required to complete the production on-line and batch cycles.

          (vi)   Develop and document automated console operations procedures.

          (vii) Manage performance of on-line interactive traffic and failures of the Supported Application to perform substantially as described in the user Documentation ("problem(s)").

          (viii) Monitor and process End User job submissions within deadlines agreed to by the parties.

          (ix) Support the introduction of new Supported Applications, Equipment and third party software as jointly agreed to by the parties.

          (x) Regularly maintain and update the operational Documentation for operations procedures and services.

          (xi) Utilize TriZetto's standard systems management control methodologies in the implementation and operation of the Services.

     (c)  PRODUCTION CONTROL AND SCHEDULING. TriZetto will:

          (i) Develop batch processing schedules and run and monitor such processing pursuant to such schedules. TriZetto and Client will work cooperatively to establish processing schedules and resolve scheduling conflicts.

          (ii) Maintain production schedules to complete processing substantially within the time periods in the Service Levels.

          (iii) Cooperate with Client in responding to special processing requests and new processing requirements as are reasonably requested by Client.

          (iv) Identify job dependencies and establish priorities for batch job and report distribution schedules in accordance with mutually agreed upon schedule parameters so that on-line Supported Applications dependent on batch processing will be available as scheduled.

          (v) Take down and restart on-line services as required or otherwise mutually agreed to by the parties.

          (vi) Develop and distribute processing schedules prior to implementation and provide schedule status updates.

          (vii) Create and define batch job requirements for Client's review and approval.

          (viii) Modify and verify batch production schedules based on: ad hoc requests reasonably requested by Client; holiday cycles; and daily, weekly, monthly, quarterly and year-end processing requirements agreed to by the parties.

          (ix) Work cooperatively with Client authorized personnel to adjust scheduling for priority job execution. Client shall notify TriZetto which Client personnel are authorized to adjust job priorities. TriZetto and Client shall work cooperatively to modify schedules to accommodate special requests that are reasonably requested by Client.

                                      A.1-2

          (x) Notify Client if special requests for priority job execution will significantly affect the completion of other tasks.

          (xi) Assimilate new Supported Applications and batch jobs into the production environment, as jointly agreed to by the parties.

          (xii) Recommend job scheduling changes to improve Supported Application job stream effectiveness and to take advantage of new technologies.

          (xiii) Monitor data transfers and condition codes to verify proper Supported Applications executions.

          (xiv) Consistent with processing window requirements, resolve abnormal terminations and operational exceptions ("ABENDs"), execute reruns as required and perform job restarts.

          (xv) Provide ongoing analysis of ABEND and problem trends and initiate corrective actions with the appropriate Client and third party support or development personnel.

          (xvi) Implement an escalation process for batch job streams and on-line processing.

          (xvii) Confirm the successful receipt of incoming files and the successful transmission of outgoing files.

     (d)  PHYSICAL DATABASE SUPPORT. TriZetto will:

          (i) Perform database tuning and reorganization, and modify operating system parameters as required to enhance the performance of the database management systems.

          (ii) Maintain, update, develop and implement database backup/journaling procedures to recover from a database outage or corrupt database, including regular and periodic back-ups of database data.

          (iii) Develop, update and adhere to, as appropriate, unload and reload procedures for backing up databases.

          (iv) As jointly agreed to by the parties, correct problems caused by lack of capacity (e.g., dataset or tablespace capacity events, or full log files).

          (v)    Perform database shutdowns and restarts as required.

          (vi) Perform database performance analysis to confirm physical database requirements.

     (e)  MEDIA STORAGE MANAGEMENT

          (i)     ADMINISTRATION

              (A) Provide Client with reasonably requested documentation of data constructs and placements and media configuration diagrams, name and utilization statistics.

              (B) Maintain adequate space allocation for processing Client's
                  Data.

              (C) Monitor data performance (e.g., media space utilization and requirements), analyze Client's storage management performance, trends and statistics, and make recommendations as appropriate for more efficient Client data management procedures.

                                      A.1-3

          (ii)    BACKUP AND RESTORE

              (A) Maintain, update and implement Supported Applications and data backup and replacement/restore strategies, processes and procedures so as to recover from an outage or corruption in accordance with the Disaster Recovery Plan.

              (B) Perform the following procedures and processes: (i)
                  incremental daily backup and full weekly backup of all Supported Applications and data on production systems; (ii) backups on non-production systems (e.g., development systems);
                  (iii) daily off-site vaulting of data via electronic copying and/or other media for recovery purposes; (iv) regular tests of backup and restore processes as appropriate; (v) cataloging of on-site and off-site content; (vi) retrieving backup media; and (vii) restoring data from the backups as required to complete scheduled production processing.

              (C) Perform backups prior to and after significant TriZetto
                  Supported Applications upgrades or changes and after significant Supported Application processing periods as mutually agreed to by the parties.

              (D) Implement automation for such backup functions where
                  reasonably possible to minimize problems and expedite processes.

              (E) Develop procedures for the restoration of lost or damaged files from file backups for files under TriZetto's control and implement such procedures upon loss of or damage to a file.

              (F) Retrieve, re-install and return off-site and on-site stored
                  Client Data within the time frames and in accordance with procedures jointly agreed to by TriZetto and Client.

              (G) Pursue improvements in backup capabilities, procedures and tools, implementing, managing and maintaining redundancy measures where reasonably requested by Client and agreed to by TriZetto.

          (iii)   MAINTENANCE

              (A) TriZetto will monitor storage systems for reliability and problems, and will identify and fix media errors, perform rebuilds on crashed data, and initialize new data.

     (f)  TECHNICAL SUPPORT. TriZetto will:

          (i) Provide technical advice related to the Supported Applications and advise Client's applications development and maintenance staff on work related to Client Software vis a vis its interoperability with the Supported Applications.

          (ii) Provide assistance related to product research related to the Supported Applications.

          (iii) Provide Client with advice on efficiency improvements related to Client's use of the Supported Applications.

          (iv) In addition to the interfaces listed in EXHIBIT F (the Statement of Work), (the "Interfaces"), provide, implement and maintain other interfaces to the Supported Applications that are jointly agreed to be developed in accordance with the Change Control Process.

          (v) Perform capacity planning related to the Supported Applications for its servers, storage devices and removable media, including: monitoring system use and capacity; forecasting resource requirements; implementing and utilizing tools, techniques and facilities for capturing and reporting relevant system utilization data; analyzing resource trends; analyzing workload capacity; and coordinating installation of additional resources as are agreed to by the parties.

                                      A.1-4

          (vi) Perform configuration planning and management functions related to the Supported Applications, including: developing a strategy and configuration for servers, storage devices, and removable media; and developing a plan for availability for performance.

          (vii) Regularly monitor and use its standard operating procedures to improve performance and processing capabilities and efficiencies of the Supported Applications through: system performance tuning; load balancing; other run time improvements; system performance reviews and recommendations; and installation of automated tools/products to improve the delivery of the Services.

          (viii) Subject to TriZetto's prior written consent, provide support and set-up services for electronic connections to the Supported Applications by Client-designated external entities, subject to such entities other than Client agreeing to confidentiality obligations and use restrictions comparable to those agreed to by Client. Such connections will be in accordance with the TriZetto security architecture standards and will be provided as part of the standard Fees if associated with the Interfaces described in Section 1.b of this Exhibit and in accordance with the Change Control Process for additional Interfaces.

          (ix) Provide system capabilities to accept and exchange electronic transactions (e.g., electronic data interchange, Internet-based transactions) with third parties identified by Client and agreed to by TriZetto. Such capabilities will be in accordance with the TriZetto security architecture standards and will be provided as part of the standard Fees if associated with the Interfaces described in Section 1.b of this Exhibit and in accordance with the Change Control Process for additional Interfaces.

          (x) Provide TriZetto's standard systems programming and systems utility support (i.e., job control, interfacing scripts, shell commands, host and file equivalency, user account and home directory, and file transfers).

          (xi)   Monitor system operations.

     (g)  HOURS OF OPERATION

          (i) All data processing services in Section 4 of this Exhibit will be provided from 7 a.m. to 7 p.m., local Client time, Monday through Friday, and after hours and on weekends for urgent priority Problem Tickets.

3.   Equipment and Software Services

     (a)  EQUIPMENT PROVISIONING, SUPPORT AND MAINTENANCE. TriZetto will:

          (i)    Perform regularly scheduled and emergency system maintenance.

          (ii) Schedule and perform routine and other systems maintenance during maintenance periods so as to minimize interference with Client's business and operation.

          (iii) Use its best efforts to give Client advance notice of routine maintenance to be performed during scheduled maintenance periods.

          (iv) If there is a need for emergency systems maintenance, provide Client with as much notice as reasonably possible and perform such maintenance so as to minimize the disruption to Client's operations.

          (v) Make the Supported Applications and the Client Data unavailable during maintenance periods only to the extent necessary for maintenance purposes.

                                      A.1-5

     (b)  SOFTWARE PROVISIONING, SUPPORT AND MAINTENANCE

          (i)    CORRECTIVE MAINTENANCE

              (A) TriZetto shall use its best efforts to correct problems in
                  Supported Applications in accordance with the Service Levels.

              (B) TriZetto will coordinate with third parties and Client to the extent necessary to address Supported Application or Client Data related problems.

          (ii) PREVENTATIVE MAINTENANCE. TriZetto shall perform preventive and remedial maintenance for Supported Applications such that the Supported Applications substantially conform to applicable Service Levels to the extent their operation is within the reasonable control of TriZetto.

          (iii) OTHER MAINTENANCE SERVICES. In addition to the requirements above, TriZetto shall:

              (A) Provide technical advice to Client as is reasonably requested to assist Client in the development of plans and promotion of successful project implementations.

              (B) Subject to appropriate planning, testing and verification, provide and install new releases of, enhancements and upgrades to, the Supported Applications, as determined by TriZetto to be required so as to remain within supported levels, but in any event within one generation of the then-current maintenance release.

              (C) Subject to appropriate planning, testing and verification, provide and install new releases of, enhancements and upgrades to, the information security-related Supported Applications as determined by TriZetto to be required.

              (D) Subject to TriZetto's internal planning, testing and
                  verification, install updates or upgrades to Supported Applications which are provided to or used generally for TriZetto Clients

              (E) Implement preventive and remedial maintenance and updates for
                  Supported Applications, subject to appropriate acceptance testing.

              (F) Upgrade or replace Supported Applications as required to maintain compatibility with applicable third party system software.

              (G) In connection with implementing any Supported Applications new versions (i.e., Version 1.0, Version 2.0, etc.), TriZetto will for additional fees pursuant to the Change Control Process: conduct data conversion; test the Supported Applications being upgraded as requested by Client; support Client's testing and quality assurance of Interfaces and Client Software that may be affected by the upgrade; plan to drop back to the old version if the implementation is not successful; and archive the old version for future reference. Evaluate and recommend new Supported Applications or other products for use by Client.

              (H) Provide information to Client about the functionality, architecture, data, and other information related to the Supported Applications, as reasonably requested by Client. Such information shall be deemed to be TriZetto's confidential information.

              (I) Recommend to Client methods to improve Supported Applications performance. Such analysis and recommendations will include:

                  (1) Recommend solutions regarding Client Software tuning,
                      storage management and telecommunications.

                  (2) Monitor trends related to Supported Applications
                      performance.

                                      A.1-6

                  (3) Examine new features of operating systems and other third party system software to determine how they could be utilized to improve and optimize Client's use of the Services.

              (J) Coordinate and implement roll-outs of Supported Applications.

              (K) Perform integration and quality assurance testing of these items after roll-out and provide proper back-out procedures.

              (L) If roll-outs occur after Client's standard business hours, provide additional support the next business day.

              (M) Notify Client reasonably in advance prior to promoting
                  Supported Applications from the test to the production environment.

              (N) Maintain, store, catalogue and archive Supported Applications source code as may be necessary to maintain source code to object code integrity, taking into consideration the media on which such source code exists.

          (iv) ENHANCEMENTS. Client may request that TriZetto produce new enhancements, interfaces, reports or functions for the Supported Applications. TriZetto will respond to such requests in accordance with the Change Control Process.

4.   Problem Management and Help Desk Services

     (a)  PROBLEM MANAGEMENT. TriZetto will:

          (i) Provide and maintain a single automated problem tracking and management tool (the "Problem Management System").

          (ii) Log reported problems by initiating a record generated by TriZetto's Problem Management System and used by TriZetto to log and centrally track the status and resolution of problems reported to, and questions and requests asked of, TriZetto (a "Problem Ticket") upon receipt from Client, an automated alarm or TriZetto's staff.

          (iii) Initiate a Problem Ticket when the problem is reported to the Help Desk by telephone, direct notification or other means that are made available by TriZetto to Client.

          (iv) Monitor, control and manage each problem arising from or relating to the Services until it is corrected or resolved, or a workaround is implemented by TriZetto.

          (v) Use commercially reasonable efforts to correct or resolve all problems with the Supported Applications and within the scope of TriZetto's responsibility in accordance with the Service Levels.

          (vi) Monitor and measure problems and compile TriZetto's standard statistics related to such activities.

          (vii) Develop escalation procedures for notification of problems within Client and within TriZetto of problems with TriZetto Equipment, Supported Applications or the Client Data and escalate unresolved problems according to TriZetto procedures.

          (viii) For each problem, provide prompt notification to Client of system outages affecting the Supported Applications or the Client Data and otherwise provide Client with regular progress updates.

          (ix) Provide Client's information technology personnel on-line read-only access to the Problem Management System.

                                      A.1-7

          (x) Engage and manage third party suppliers and vendors as necessary to localize and address problems that arise from or relate to the Services.

     (b)  HELP DESK

          (i) TriZetto will operate a primary help desk with TriZetto personnel (the "Help Desk") to provide problem determination, resolution and/or tracking, as applicable, with respect to all problems arising from, or relating to, the Services from 7:00 a.m. to 7 p.m. in Client's local time zone, Monday - Friday, and for urgent priority calls after hours and weekends ("Help Desk Hours"). Calls will be logged and tracked (with escalation as necessary). The severity level, escalation process and client update frequency related to each problem will be determined in accordance with the standards in EXHIBIT B.1.

          (ii)   TriZetto will:

              (A) Provide the Help Desk which will serve as the initial end user and client point-of-contact for originating and coordinating Problem Tickets and issues relating to system access, such as password and ID administration, maintenance and support.

              (B) Provide first level problem diagnosis and resolution (to the extent the problem is resolvable on the initial call) at the time of the initial call.

              (C) Provide second level support, i.e., Supported Applications support and provision of real-time data regarding the performance of the Services against the Service Levels.

              (D) Contact third party vendors of Supported Applications as necessary to seek solutions to problems that the second level support team is unable to resolve.

              (E) Open Problem Tickets, route Problem Tickets to the appropriate entity for resolution, track the progress of problem resolution efforts, escalate problems to the appropriate levels for resolution and close Problem Tickets as described above.

              (F) Refer users to third party vendors of products other than the
                  Supported Applications if problems are caused by such third party vendors' products or services.

              (G) Analyze call trends and recommend actions to reduce calls.

              (H) With respect to Supported Applications, provide problem determination and respond to Client requests and inquiries.

5.   Disaster Recovery Services

     (a)  SUPPORTED APPLICATIONS AND CLIENT DATA. TriZetto will:

          (i) Provide backup, disaster recovery and storage capabilities so as to make the ASP Services available within 72 hours after an event that would otherwise affect the delivery of such Services.

          (ii) Develop and implement a recovery solution for the Supported Applications and the Client Data as described and designated in the Disaster Recovery Plan (as defined below).

          (iii) Utilize TriZetto's disaster recovery contractor for purposes of fulfilling its obligations under the Agreement.

          (iv) Maintain backup copies of Client's Data and all Supported Applications utilized to process Client Data.

                                      A.1-8

          (v) Utilize a secure location located in a different geographical region from the TriZetto Facility with appropriate protection against environmental hazards (e.g., fire, acts of God) with respect to Client Data generated from or accessed by the Supported Applications.

          (vi) Conduct periodic tests for the retrieval of stored tapes and to verify the integrity of the data stored on the tapes.

          (vii) Perform functions in accordance with standards and procedures agreed upon by Client and TriZetto.

          (viii) Perform backups as necessary to maximize availability of the ASP Services during or after problems, such as disaster/business recovery functions for all Supported Applications and Client Data.

          (ix) Provide an uninterruptible power supply for all Equipment which is used for Client Data and which is hosted by TriZetto for the Supported Applications.

          (x) Maintain full "hot-site" recovery for Client's production workload in accordance with the Disaster Recovery Plan. A hot-site is a computer center which provides computer and peripheral equipment to replicate the data processing operations at TriZetto's computer site for the Supported Applications, including but not limited to backup power supplies, printers, consoles, tape drives, redundant environmental conditioning, communications lines, fire protection and warning devices, and physical security.

          (xi) Use its best efforts to recover the ASP Services in accordance with the time periods set forth in the Disaster Recovery Plan.

          (xii) Provide technology change and upgrade capability to keep the hot-site contingency facilities current with the technology levels of the production systems.

          (xiii) Develop and maintain a plan for the transition back from the disaster recovery site to the TriZetto Facility for the affected ASP Services and restoration of such Services at the affected site upon cessation of the disaster.

          (xiv) Upon cessation of the disaster, promptly implement the Disaster Recovery Plan to restore the affected ASP Services at the affected sites.

     (b)  DISASTER RECOVERY PLAN

          (i) TriZetto will develop a Disaster Recovery Plan. Thereafter, TriZetto will maintain, update and enhance the Disaster Recovery Plan as required to use its best efforts to resurrect or maintain continuous data process operations for the Support Applications in the event of a disaster.

          (ii) The Disaster Recovery Plan will describe (i) the manner in which TriZetto will perform backup and disaster recovery functions, and (ii) TriZetto's priorities for backup and disaster recovery and methods for Client commenting on and/or requesting changes to those priorities. Each significant update and modification to the Disaster Recovery Plan will be provided to Client.

          (iii)  Pursuant to the Disaster Recovery Plan, TriZetto will:

              (A) Develop technology strategies to meet Client's continuity requirements and regularly (at least annually) review such continuity requirements to update the Disaster Recovery Plan.

              (B) Proactively maintain and update the Disaster Recovery Plan with respect to applicable TriZetto technology platforms, systems, networks and Supported Applications.

                                      A.1-9

              (C) Implement, maintain, evolve, upgrade and test the Disaster
                  Recovery Plan in accordance with the next Section.

     (c) TESTING, DECLARATION, REGULATORY COMPLIANCE, AND OTHER DUTIES. TriZetto will:

          (i) Establish test objectives designed to verify that the Supported Applications and the Client Data will be available within timeframes in the Disaster Recovery Plan.

          (ii) Schedule and annually conduct at least one Disaster Recovery Plan test that Client and its representatives will be given the opportunity to observe.

          (iii) Document test results and provide analysis and recommendations for improvements in recovery capabilities.

          (iv) With respect to Client Facilities, identify disasters that affect the Supported Applications to Client as quickly as reasonably possible upon identification of such disasters. Following such identification by TriZetto, Client will be responsible for declaration of disasters with respect to Client Facilities.

          (v) For all TriZetto Facilities, declare disasters in accordance with then-current Disaster Recovery Plan and notify Client of situations that may escalate to disasters as soon as reasonably possible.

          (vi) Determine, in accordance with the Disaster Recovery Plan, what disaster recovery resources to deploy in the event of a disaster, and conduct, supervise, and administer the operation and implementation of such resources.

          (vii) In the event of a disaster, operate the TriZetto Equipment and provide the Supported Applications in accordance with the Disaster Recovery Plan.

          (viii) To the extent reasonably practical, provide a single point of contact for disaster recovery related communications and activities.

          (ix) Develop and maintain, subject to Client's cooperation, review and approval, a list of Client personnel for TriZetto to contact in the event of a disaster and the contact personnel at TriZetto for Client to contact in the event of a disaster.

          (x) Adjust disaster recovery capability as necessary during the term, to accommodate changes in Client's business volumes, Supported Application enhancements, business needs, or new functions requested.

          (xi) In the event of a disaster, use TriZetto's resources to provide additional technical resources to maintain provision of Services for unaffected areas and re-align technical resources to recover from the disaster.

          (xii) Identify opportunities for improvement and efficiencies in disaster recovery functions.

          (xiii) Generate a report following each and any test of the Disaster Recovery Plan and each and any actual disaster.

          (xiv) In the report, measure performance against the Disaster Recovery Plan and identify problem areas and plans for resolution.

          (xv) To the extent the disaster impacted the Supported Applications or the Client Data, provide such report to Client.

                                     A.1-10

          (xvi) Following any crisis that impacted the Supported Applications or the Client Data, conduct a post-crisis meeting with Client to understand the cause of the crisis and develop plans to eliminate or mitigate future occurrences.

          (xvii) Develop the Disaster Recovery Plan and any other disaster recovery related documentation to meet HIPAA, SEC and HCFA standards and regulations for disaster recovery documentation that exist on the Effective Date. As such standards and regulations may change from time to time, the parties will use the Change Control Process to address how to revise the Disaster Recovery Plan.

6.   Security Services

     (a)  INFORMATION SECURITY. TriZetto will:

          (i) Manage and administer access to the TriZetto systems, networks, Supported Applications, systems files and Client Data, although Client will retain authority for approval of all Client Data access requests.

          (ii) Install and update TriZetto system security Software, research system security problems, perform security audits to assure adequate TriZetto security procedures are in place, provide incident investigation support, and provide technical advice with problem resolution relating to information security.

          (iii) Review all applicable TriZetto information security procedures with Client.

          (iv) Develop, implement, and maintain a set of automated and manual processes so that Supported Applications and data are available and kept confidential, and the Client Data integrity is maintained.

          (v) Administer user IDs for the Supported Applications and conducting such administration in accordance with TriZetto's data security policies. More specifically, TriZetto will:

              (A) When provided with appropriately authorized forms requesting new or modified log-on IDs, respond to access requests substantially in accordance with the Service Levels. TriZetto will suspend and delete inactive log-on IDs as necessary. As directed by Client, TriZetto will immediately suspend or terminate access to the system with respect to a single End User or group of End Users.

              (B) When provided with appropriately authorized forms requesting the addition, change or removal of access to Client Data, respond to such requests substantially in accordance with the Service Levels.

              (C) When provided with appropriately authorized forms requesting access to remote dial-in facility, respond to such requests substantially in accordance with the Service Levels.

              (D) Reset passwords.

              (E) Configure the Supported Applications to require a new password every 90 days and upon the departure of an individual (when promptly notified by the Client) with access to such passwords and as otherwise required to prevent unauthorized access.

          (vi) Capture data regarding routine access related to the Services and exceptions for audit trail purposes, and make such data available to Client upon request.

          (vii) Capture data regarding inactive accounts related to the Services and make such data available to Client upon request.

                                     A.1-11

          (viii) Establish and administer security violation and unauthorized access attempt report mechanisms and monitoring users of the processing environment for unauthorized access.

          (ix) Where there is a security violation or an unauthorized access attempt discovered by TriZetto or made known to TriZetto, to the extent such violation or attempt was related to the
                 Services: (i) provide a report to Client describing such violation or attempt; (ii) initiate corrective actions, with the assistance of Client where appropriate, to minimize and prevent reoccurrence to the extent such violation or attempt is within an area under the control of TriZetto; (iii) recommend corrective actions to Client to minimize and prevent reoccurrence to the extent such violation or attempt is not within an area under the control of TriZetto; and (iv) prepare and retain documentation of investigations of such violation or attempt and provide a copy of such documentation to Client.

          (x) Provide security mechanisms and tools which, to the extent commercially reasonable, detect and prevent unauthorized access by employees of Client, employees of TriZetto or Third parties to, and protect the integrity of, the TriZetto systems, networks, Supported Applications, systems files and Client Data under TriZetto's management. TriZetto will provide security access control tools for data, databases, Supported Applications, operating systems, and networks within TriZetto's management in compliance with industry standard security policies, standards and procedures that have been provided to and agreed to by TriZetto, and maintain such security and access control devices working in accordance with their specifications.

          (xi)   Administer security databases.

          (xii) Restore information lost or damaged as the result of a security violation to the extent commercially feasible.

          (xiii) Perform security audits to verify that applicable security procedures are in place.

          (xiv) Perform periodic audit self assessments and provide written responses to both internal and external security audits.

          (xv) Identify security risks and recommend and implement procedures to minimize such risks within the TriZetto's data center.

          (xvi) Develop and maintain formal, commercially reasonable risk management procedures for the Supported Applications.

          (xvii) Establish and maintain commercially reasonable safeguards against the unauthorized access, destruction, loss or alteration of Client Data under the management of TriZetto that are no less rigorous than the practices TriZetto uses to protect similar data of its own or its other clients.

          (xviii) Develop, maintain, and support processes and procedures to secure the Supported Applications and protect the confidentiality of Client Data, and support processes and procedures to secure the TriZetto network against unauthorized access.

          (xix) Not give other parties access to the Client Data without Client's prior written consent, except for TriZetto's subcontractors which are subject to confidentiality obligations.

          (xx) Install, update, operate and maintain commercially available virus protection software that will automatically scan for viruses and be updated after a new version of the software is made available to TriZetto.

          (xxi) Test such virus protection software prior to installation to verify, to the extent commercially reasonable, that such software can detect viruses in TriZetto Equipment and Supported Applications.

                                     A.1-12

          (xxii) Upon detection of a virus, assess the scope of damage and the risk, if any, that such virus will spread to the Client equipment and software, take commercially reasonable measures to arrest the spread and progressive damage from the virus, report such virus to Client, and salvage and/or restore as much of the impacted Client Data and Supported Applications as reasonably possible.

          (xxiii) Maintain all security related software and equipment (such as firewalls, companion management stations, authentication services) in the TriZetto data center.

          (xxiv) Develop, provide, manage, maintain, enhance and upgrade all intrusion detection hardware and software, firewalls, content filtering and virus protection systems as required in TriZetto's judgment.

     (b)  PHYSICAL SECURITY. TriZetto will:

          (i) Perform all physical security functions (e.g., identification badge controls, alarm responses, or CCTV) at any facilities not provided to TriZetto by Client from which TriZetto provides the Services, or rooms at any facility dedicated to housing TriZetto equipment or used to store Client Data.

          (ii) Design functions to protect against damage to property and people.

          (iii) Provide, implement, maintain, upgrade and enhance the TriZetto equipment and Supported Applications as required to provide a safe and secure environment at such facilities.

          (iv) Respond to, investigate and document the occurrence of security violations at such facilities.

     (c) MONITORING. The parties acknowledge that TriZetto computer systems, which may be used for the Supported Applications, may be monitored for all lawful purposes, including ensuring that their use is authorized, for management of the system, to facilitate protection against unauthorized access, and to verify security procedures, survivability and operational security. Monitoring includes active attacks by authorized TriZetto entities to test or verify the security of such systems. During monitoring, information, including but not limited to the Client Data, may be examined, recorded, copied and used for authorized purposes. All information, including but not limited to personal information, placed on or sent over such systems may be monitored. Client hereby consents to such monitoring of these systems. Further, Client agrees that unauthorized use by Client or its End Users of the TriZetto systems may subject Client or its End Users to criminal prosecution. Evidence of unauthorized use collected during monitoring may be used for administrative, criminal or adverse action.

     (d) POLICIES. Client agrees that it, its End Users, its Affiliates, and any Third parties which gain access to or use of the Supported Applications or TriZetto systems shall agree to and be subject to the terms of TriZetto's standard acceptable use policies and other security policies applicable to the Services.

7.   Network Management Services

     (a) GENERAL. TriZetto shall be responsible for the operation, administration and management of the wide area network facilities provided by TriZetto for accessing the Supported Applications (the "Network") 24 hours per day, seven days per week, as described below.

     (b) NETWORK ENGINEERING. TriZetto responsibilities with respect to network engineering shall include the following:

          (i) Monitoring and managing network performance by utilizing network performance management and monitoring processes and tools.

                                     A.1-13

          (ii) Monitoring the capacity and configuration of the network, including monitoring and tuning the network for efficiency; conducting network benchmarks and thresholds; load balancing network traffic; scaling the infrastructure (e.g., sizing data lines and equipment to provide necessary bandwidth) in response to then-existing or forecasted levels of demand; configuring requirements; coordinating with service and supply vendors; evaluating the principal performance indicators of network operation; verifying service levels; identifying bottlenecks; and establishing trends for decision making and planning. These measurements may take the form of overall throughput, percent utilization, error rates, or specific performance measurements such as packets per second.

          (iii) Identifying, with Client' reasonable assistance, future loads on the network that could impact performance and developing forecasts of network growth and other changes in response to the projected business needs of Client.

          (iv) Monitoring the utilization of circuits to determine appropriate sizing and port speed, given the topology of the network and Client' usage patterns.

          (v) Maintaining reasonable levels of network circuit quality. TriZetto shall investigate reported problems with the responsible third party vendor and attempt to remedy any quality degradation in the circuit. However, if remedying the circuit problem would require the circuit to be taken out of service, TriZetto shall notify Client and schedule the work.

          (vi) Monitoring and managing third party contracts for ordering, managing the upgrades of, and installing network circuits, software and equipment.

          (vii)  Network planning and design activities.

          (viii) Maintaining network equipment inventories, circuit diagrams, location lists, and other network documentation and information.

          (ix) Verifying restoration of availability following problems with network circuits or equipment.

          (x) Managing the implementation of network modifications within a reasonable timeframe.

     (c) NETWORK ADMINISTRATION. TriZetto's network administration tasks include:

          (i)    Performing network administration and documentation functions.

          (ii)   Managing the installation of network equipment.

          (iii)  Verifying usage based communications costs.

          (iv) Maintaining documentation of routers, bridges and hub configurations and maintaining network map and probe lists for the network.

     (d) NETWORK CONNECTIVITY AND OPERATIONS. TriZetto shall be responsible for managing network connectivity and operations for the network. TriZetto's responsibilities with respect to network connectivity and operations shall include the following:

          (i) Proactively managing and monitoring the network through the use of a network monitoring system, including monitoring of circuit performance and utilization.

          (ii) Notifying the Help Desk of any network outage and proceeding with remediation procedures.

          (iii) Tracking, managing, communicating and resolving network exceptions.

                                     A.1-14

          (iv) Working with all involved parties (e.g., other vendors, Client personnel) to resolve network problems.

          (v) Managing the provisioning, installing, upgrading, troubleshooting, maintaining and repairing of network circuits, equipment and software as required to meet Client's operational and bandwidth requirements.

          (vi) For network circuits, managing the connectivity and the communications related equipment and software in support thereof, to Client locations.

          (vii) Evaluating and testing, in advance, network, terminal, and interface equipment. TriZetto shall configure and install equipment that will be attached to, and will communicate over, the network.

          (viii) Scheduling network outages related to installation, maintenance, expansions and modifications during hours that meet operational needs and minimize disruption. TriZetto shall notify Client, as appropriate, prior to the scheduled outage unless otherwise agreed to by Client.

          (ix) Reporting circuit and equipment outages to the appropriate vendor and tracking and escalating as required for timely resolution.

          (x)    Maintaining redundancy and alternative routing schemes.

          (xi) Providing network management services to proactively monitor Client's telecommunications environments for service degradation, including detection, isolation, diagnosis and correction of problems on a 24 hours per day, seven days per week basis.

8.   Other Services

     (a)  WORK ORDER MANAGEMENT

          (i) TriZetto will implement a process for Client to request products, functions and services which are not supplied by TriZetto within the above scope of services ("Work Orders"). The Work Order process will be subject to mutual written agreement of the parties with regard to products, functions, services and additional costs to Client resulting from such Work Order requests and will provide procedures for the following: logging of requests, evaluation, required approvals, prioritization, scheduling, implementation and status reporting.

          (ii)   More specifically, TriZetto will:

              (A) With the cooperation of Client, develop functional and/or technical requirements and plans in response to Work Orders.

              (B) Design, build, buy or reuse technology components that meet functional requirements. TriZetto will facilitate reuse and standardization to comply with TriZetto's technical standards.

              (C) Provide support for Work Orders, including: interfacing with
                  Client end users initiating the Work Order; informing TriZetto staff of the changes to the environment; and supporting Client's coordination and acceptance of any Work Order deliverables.

              (D) Manage all TriZetto and third party supplier tasks and coordinate with appropriate personnel from Client.

              (E) Log Work Orders promptly after receipt and monitor and control each request until complete or otherwise resolved.

                                     A.1-15

              (F) Provide a mechanism for expedited handling of Work Orders identified to TriZetto by Client as high priority.

     (b) CONSULTING SERVICES. TriZetto will provide to Client the following consulting Services that are provided by TriZetto at additional cost to the Client:

          (i) Identify strategies and approaches for future information technology delivery that may provide Client with competitive advantages.

          (ii) Assist Client in setting Client's technology direction and strategy.

          (iii) Assist Client in aligning Client's technical architecture with its business and technical strategies.

          (iv) Support Client in the management and representation of technology product and service offerings to its internal Clients.

          (v) Provide assistance to Client in preparing annual technology budgets and defining technology requirements.

     (c)  THIRD PARTY PROVIDERS OF PRODUCTS AND SERVICES

          (i) TriZetto will manage its relationships with third party providers of products and services provided or performed as part of the Services, to the extent that those third party providers of products and services contract directly with TriZetto and as described below in this section.

          (ii)   More specifically, TriZetto will:

              (A) Manage operational day-to-day service delivery by such third party providers, monitor performance, escalate problems for resolution, and maintain technical support relationships.

              (B) Serve as the interface for providing Services via third party providers.

              (C) Provide Client with a relationship manager who will serve as a single point-of-contact within TriZetto for related inquiries and requests.

     (d)  REPORTS

          (i) WEEKLY. TriZetto will provide to Client weekly status updates regarding any Change Orders in progress.

          (ii) MONTHLY. TriZetto will provide to Client the following monthly reports:

              (A) Standard TriZetto performance reports regarding availability and performance in the TriZetto equipment (such as trend analysis).

              (B) Help Desk and Problem Management.

              (C) Monthly Help Desk management reports to indicate Client call volumes and problem trends, the number of service calls received and responded to, and the elapsed duration of the service call. Such reports may provide recommendations to reduce calls.

              (D) Statistics on the types of problems, total number of problems, outstanding problems and resolution times (such as the average time to resolve problems). TriZetto will track and report any backlog of unresolved problems.

                                     A.1-16

              (E) Performance against Service Level reports.

          (iii) OTHER. TriZetto will provide to Client such other reports as follows:

              (A) Disaster Recovery Plan test reports which will provide proposed modifications to the Disaster Recovery Plan to correct problems arising during such test.

              (B) Such other reports requested by Client and agreed to in writing by TriZetto, for additional costs agreed to by the parties.

                                     A.1-17

                                   EXHIBIT A.2

                       DESCRIPTION OF TRANSACTION SERVICES

The following is a general description of Transaction Services. In all cases the Responsibility Matrix annexed at the end of this Exhibit shall control as a description of each party's responsibilities hereunder regarding Transaction Services.

1. BENEFIT PLAN, PROVIDER FILE, CONTRACT LOAD AND MAINTENANCE. TriZetto will be responsible for the loading and maintenance of all benefit plan, provider reimbursement, broker and other contract files that support CLIENT's business, including:

          (a) BENEFIT PLAN. TriZetto will be responsible for the timely and accurate configuration and maintenance of the CLIENT's benefit designs in the claims payment system.

          (b) PROVIDER FILE AND FEE SCHEDULE MAINTENANCE. TriZetto will be responsible for the operational administration of CLIENT's provider relationships, including responsibility for loading and maintaining provider files and fee schedules in the claims payment system. Provider maintenance shall include all changes to be made to the provider demographic information stored in the claims payment system for any participating or non-participating provider, as well as all provider reimbursement data such as fee schedules, capitation rates, etc.

          (c) PROVIDER CONTRACT DESIGN, LOAD AND MAINTENANCE. TriZetto will be responsible for loading and maintaining provider contracts in the claims payment system and for maintenance of provider capitation pools, each as needed to support CLIENT's Business.

2. CLAIMS PROCESSING. TriZetto will process all of the CLIENT's paper and electronic claims through the Facets batch adjudication module. Those claims that are pended by Facets will be completed by the CLIENT's staff.

     TriZetto will manage the processes required to pay all claims on the CLIENT's check stock or drafts. All claims will be paid from one or more accounts designated by the CLIENT, which accounts may also include employer accounts. The specific services to be provided by TriZetto include:

          (a)  CLAIMS ACCEPTANCE: RECEIPT, TRANSLATION, MAPPING OF CLAIMS
               AND OTHER DATA. TriZetto will connect to regional or national clearinghouses (such as UHIN, NEIC and NDC) to receive CLIENT's claims data electronically. TriZetto will check such data received for completeness and accuracy and prepare data for claims adjudication. Using scanning technology, TriZetto will convert paper claims to electronic form for the providers who lack automated billing capability including claims submitted in a hand-written format, as well as claims submitted in other than standard HCFA and UB formats. All paper and electronic claims will be loaded to the Macess system so that claim images are viewable by Client's staff. TriZetto agrees that it will provide CLIENT with 24 hours/day, seven day a week access to the claim images as well as the verified data.

          (b) CLAIMS SUBMISSION. TriZetto will submit all of the CLIENT's electronic and paper claim receipts to the Facets batch processing module for adjudication. Claims adjudicated by the Facets batch processing module that result in a payment will be handled by TriZetto as described in (e) and (f) below. Claims and their images pended by the Facets batch module will be sent to the CLIENT for completion via the MACESS workflow process. After these pended claims have been completed by the CLIENT, they will be handled by TriZetto as described and (e) and (f) below.

          (c) CLAIMS REPORTING - TriZetto shall be primarily responsible for the development and preparation of claims reports. TriZetto will develop claims reports as needed to support the general business needs of CLIENT, and for reporting purposes to CLIENT's regulatory agencies and customers.

          (d) MAILING OF CLAIM RELATED NOTICES. TriZetto will be responsible for sending electronic or paper communications, explaining the results of claims adjudication, to providers and other individuals who have submitted claims. Such documents will include the distribution of Explanation of Benefits (EOBs) to members for all claims as well as the distribution of a Remittance Advice (RA) with all claim payments made to providers. CLIENT may be allowed to include limited inserts in such mailings at no cost to CLIENT upon approval by TriZetto.

          (e) HANDLING OF CHECKS. TriZetto will expeditiously and competently perform claims payment services, including, but not limited to, the following:

                                      A.2-1

               i) DISBURSING AGENT - Payment of claims shall be made from funds of or arranged for by CLIENT. Checks will be signed by TriZetto personnel in CLIENT's name and will be in a form specified by CLIENT, upon a bank account, or accounts established and maintained by CLIENT for the purpose of payment of such claims. Check printing shall be the responsibility of TriZetto. No check shall be released by TriZetto without prior approval of the payments by CLIENT as outlined in the policies and procedures developed between CLIENT and TriZetto governing the release of checks.

               ii) AUTHORIZED SIGNATURES - CLIENT shall be responsible for designating which TriZetto employees are authorized to sign checks on behalf of CLIENT.

               iii) CLIENT'S ACCOUNTS - CLIENT agrees to maintain sufficient funds in a bank account(s) to cover checks disbursed by TriZetto in connection with claim processing services provided under this Agreement, which account or accounts may be zero balance accounts under which checks are covered from other funds of the account owner upon presentation for payment. No check shall be released by TriZetto without prior approval of the payments by CLIENT, as outlined in the policies and procedures developed between Client and TriZetto governing the release of checks.

               iv) SECURITY PROCEDURES - TriZetto or its designee shall employ security procedures with respect to the handling of checks and drafts and any equipment used to produce them. TriZetto shall protect and maintain all claim checks and signature plate, if any, laser printing equipment and other such equipment from theft or unauthorized use. Access to checks and such equipment shall be in secured and controlled areas.

               v) EMPLOYER ACCOUNTS - For certain self-insured products, payment of claims may be disbursed from the funds of an employer or other party contracting with CLIENT. TriZetto's obligations with regard to these accounts will be the same as for products for which payment is made from CLIENT's funds. TriZetto, on behalf of CLIENT, will be responsible for securing any necessary authorizations from the employer or other party contracting with CLIENT to allow TriZetto to access such funds as required. No check shall be released by TriZetto without prior approval of the payments by CLIENT, as outlined in the policies and procedures developed between Client and TriZetto governing the release of checks.

3. MANAGEMENT AND OVERSITE OF TRANSACTION SERVICES. CLIENT and TriZetto mutually acknowledge that extensive ongoing interaction and coordination between the parties will be required in order to assure that the Transaction Services described in this Agreement are performed in accordance with the expectations of the parties. Therefore, each organization will appoint an individual responsible for managing all of the interactions that must take place between his/her organization and the other party:

          (a) TRIZETTO CLIENT SERVICES MANAGER. TriZetto will appoint a CLIENT Services Manager. The TriZetto Client Services Manager will serve as the CLIENT's single point of accountability with regard to any matter related to the delivery or performance of Transaction Services. He or she will also interact with all of the other organization units within TriZetto that play a supporting role in the delivery of Transaction Services in order to assure that those individuals understand, on a continuous basis, their role in supporting the CLIENT's needs. TriZetto will obtain the CLIENT's approval before appointing a CLIENT Services Manager. The CLIENT agrees that it will not unreasonably withhold such approval.

          (b) CLIENT REPRESENTATIVE. The CLIENT will appoint an individual who will become the TriZetto CLIENT Services Manager's principle contact within its organization. This CLIENT representative will monitor TriZetto's performance of the Transaction Services described in this Agreement on a day to day basis and communicate the CLIENT's business plans to the extent that they will impact Transaction Services provided by TriZetto. The CLIENT representative will also manage the day to day interactions that will take place between various CLIENT organizational units and TriZetto and all other communications between CLIENT and TriZetto required to assure that the Transaction Services are performed in accordance with the parties' expectations.

                                      A.2-2

4.   RESPONSIBILITY MATRIX.

                                                                  TRIZETTO       CLIENT
                             TASK:                                PERFORMS      PERFORMS     OTHER          COMMENTS:
--------------------------------------------------------------  ------------  -----------  ---------  ------------------------
1.    ENROLLMENT:

GENERAL ENROLLMENT RESPONSIBILITIES:

   Electronic, tape and paper enrollment and Member data                           X
   receipt

   Electronic or tape connect to CLIENT accounts including                         X
   commercial accounts, State and HCFA as jointly agreed to
   by CLIENT and TriZetto

   Follow-up calls/letters to members and employers to collect                     X
   missing data

   Enrollment file reconciliation - system reconciliation                          X
   only. TriZetto's recommendation is to have TriZetto do the enrollment reconciliation.

   Provision of Member eligibility verification access to                          X                  CLIENT will provide
   Providers, pharmacy benefit managers, and other service                                            list of current
   partners                                                                                           interfaces

MEMBER MEMBERSHIP MATERIALS:

   Responsibility for cost of Member membership materials                          X

   Creation of Member membership materials                                         X

   Purchase of materials                                                           X

   Postage expense associate with distribution of materials                        X

   Preparation and distribution of materials to Members                            X

   Preparation and distribution of member identification cards                     X

ENROLLMENT REPORTING:

   General responsibility for creating standard and ad hoc                         X                  CLIENT using Facets
   enrollment and membership reports

   Responsibility for generating standard enrollment reports                       X                  CLIENT using Facets

OTHER ENROLLMENT SERVICES:

   General Member correspondence regarding enrollment issues                       X

   General responsibility for postage and distribution                             X
   expenses associated with member correspondence, other than new member materials

2.    BILLING / ACCOUNTS RECEIVABLE:

GENERAL BILLING / AR RESPONSIBILITIES:

   Creation of billing forms                                                       X

   Purchase of billing form stock and supplies                                     X

   Preparation and distribution of bills to CLIENT accounts                        X

   Postage and distribution expenses associated with billing                       X
   functions

   Billing reconciliation                                                          X

   Collect monies owed to CLIENT                                                   X

   Interface with outside systems including  the ability to           X                               See agreed upon
   accept tape input of lockbox receipts and outside batch                                            interface list
   systems

PREMIUM CALCULATION:

   Calculation of premiums                                                         X

   Generate adjustments due to retroactivity                                       X

INVOICE GENERATION:

   Support preliminary/trial billing run and random sampling                       X
   of billing invoices to identify potential problem areas

ACCOUNT RECONCILIATION:

   Accept paperless eligibility and premium information in                         X                  See agreed upon
   formats jointly agreed to by TriZetto and CLIENT                                                   interface list

                                      A.2-3

                                                                  TRIZETTO       CLIENT
                             TASK:                                PERFORMS      PERFORMS     OTHER          COMMENTS:
--------------------------------------------------------------  ------------  -----------  ---------  ------------------------
3.   BENEFIT PLAN DESIGN, LOAD MAINTENANCE

   General responsibility for the design and modification of                       X
   SPDs and benefit plans within parameters agreed to by
   CLIENT and TriZetto

   Loading and maintenance of benefit plans in the Claims             X
   processing system

PROVIDER FILE AND FEE SCHEDULE MAINTENANCE:

   Primary responsibility for the design, maintenance and                          X
   updating of the Provider directory and associated fee
   schedules and reimbursement methodology

   Load, update and maintain Provider/vendor demographics on a        X
   schedule and through a process agreed to by TriZetto and
   CLIENT

   Load and maintain fee schedules or other appropriate               X
   payment methodology

CONTRACT LOAD, DESIGN AND MAINTENANCE:

   Primary responsibility for the design and market                                X
   administration of Provider contracts

   Provider contract load and maintenance                             X

   Maintenance of capitation programs as jointly agreed to by         X
   the CLIENT and TriZetto

BENEFIT, PROVIDER AND CONTRACT REPORTING:

   General responsibility for creating standard and ad hoc                         X                  Client using Facets
   benefit, Provider and contract reports                                                             reports

   Monthly benefits by group report                                                X                  Client using Facets
                                                                                                      reports

   Benefit and maximums accumulation by member                                     X                  Client using Facets
                                                                                                      reports

                                      A.2-4

                                                                  TRIZETTO       CLIENT
                             TASK:                                PERFORMS      PERFORMS     OTHER          COMMENTS:
--------------------------------------------------------------  ------------  -----------  ---------  ------------------------
4.    CLAIMS

CLAIMS ACCEPTANCE, ENTRY AND PRE-PROCESSING:

   Accept EDI and paper Claims/encounters in UB92 and HCFA            X
   1500 standard formats as well as all non-standard
   formats submitted. Scan and store images of all
   claims and all attachments submitted with each.

   Responsibility for expenses associated with connecting to          X
   any non-standard Claims clearinghouses

   Scan paper Claims; convert to electronic format                    X

   Check for duplicate Claims                                         X            X                  TriZetto for claims
                                                                                                      adjudicated on a batch
                                                                                                      basis and Client for
                                                                                                      pended claims and
                                                                                                      adjustments

   Auto-match Claim to correct Provider, member, fee schedule         X            X                  TriZetto for claims
   and benefit plan                                                                                   adjudicated on a batch
                                                                                                      basis and Client for
                                                                                                      pended claims and
                                                                                                      adjustments

CLAIMS ADJUDICATION:

   Adjudicate claims automatically                                    X

   Adjudicate claims requiring manual intervention                                 X

   Incorporate Claims prior authorization information entered         X                               TriZetto through
   through prior authorization system                                                                 interface

   Check first time Claims from members for applicable                X            X                  TriZetto for claims
   exclusions under pre-existing condition policy (if                                                 adjudicated on a batch
   appropriate, per benefit plan)                                                                     basis and Client for
                                                                                                      pended claims and
                                                                                                      adjustments

   Approve or deny Claim automatically based on Claims Manual         X
   rules, authorization / referral / pre-certification rules

   Track and pay Claims against benefit and lifetime maximums,        X            X                  TriZetto for claims
   as appropriate                                                                                     adjudicated on a batch
                                                                                                      basis and Client for
                                                                                                      pended claims and
                                                                                                      adjustments

   Capture and administer relative to any stoploss provisions         X            X                  TriZetto for claims
   in a specific benefit plan                                                                         adjudicated on a batch
                                                                                                      basis and Client for
                                                                                                      pended claims and
                                                                                                      adjustments

PENDED CLAIMS PROCESSING:

   Automatically pend Claims based on rules created by CLIENT         X
   and agreed to by TriZetto

   Generate automated correspondence from the Facets system           X            X                  TriZetto for claims
   based on user defined criteria of pend reasons                                                     adjudicated on a batch
                                                                                                      basis and Client for
                                                                                                      pended claims and
                                                                                                      adjustments

   Perform 1st level medical review of pended Claims                               X

   Perform 2nd level (Medical Director Level) review of pended                     X
   Claims

   Print, stuff and mail Facets system generated                      X
   correspondence from central location

                                      A.2-5

COORDINATION OF BENEFITS (COB), THIRD PARTY LIABILITY (TPL)
AND SUBROGATION:

  Enter and update COB information per member and subscriber                            X
  as part of the enrollment process

  Update COB information on existing members, as updates received.                      X

  Review all Claims for COB, TPL or other non-CLIENT liability                 X        X              TriZetto for claims
                                                                                                       adjudicated on a batch
                                                                                                       basis and Client for
                                                                                                       pended claims and
                                                                                                       adjustments

  Prioritize coverage of primary insurance of dependents                       X        X              TriZetto for claims
  using the birthday rule                                                                              adjudicated on a batch
                                                                                                       basis and Client for
                                                                                                       pended claims and
                                                                                                       adjustments

  Produce form letters to inquire about COB and TPL coverage                   X        X              TriZetto for claims
                                                                                                       adjudicated on a batch
                                                                                                       basis and Client for
                                                                                                       pended claims and
                                                                                                       adjustments

  Adjudicate COB, TPL and subrogation at the time of Claim                     X        X              TriZetto for claims
  processing                                                                                           adjudicated on a batch
                                                                                                       basis and Client for
                                                                                                       pended claims and
                                                                                                       adjustments

  Identify potential subrogation Claims by ICD-9 diagnosis                     X        X              TriZetto for claims
  codes                                                                                                adjudicated on a batch
                                                                                                       basis and Client for
                                                                                                       pended claims and
                                                                                                       adjustments

CLAIMS PAYMENT:

  Financial responsibility for Claims liability                                         X

  Management of cash balance of Claims payment bank accounts, as required               X
  to meet Claims payment guidelines and performance standards

  Pay Claims based on  the appropriate fee schedule or                         X        X              TriZetto for claims
  payment methodology, as jointly agreed to by CLIENT and                                              adjudicated on a batch
  TriZetto                                                                                             basis and Client for
                                                                                                       pended claims and
                                                                                                       adjustments

  Determine capitation contract/Claims pool/plan                                        X
  responsibility, as appropriate

  Calculate Provider payment withholds, as appropriate                                  X

  Accommodate and auto-assign custom check stocks based on                     X
  benefit plan and assigned Provider contract rules

  Incorporate any adjustments or voids into Provider payment                   X        X              TriZetto for claims
  according to specific procedures developed by                                                        adjudicated on a batch
  CLIENT                                                                                               basis and Client for
                                                                                                       pended claims and
                                                                                                       adjustments

  Transmit remittance advice to Providers in either                            X
  electronic or paper formats

  Provide Accounts Payable reporting                                           X                       TriZetto using standard
                                                                                                       Facets reports

  Provide EOBs to Members in a format jointly agreed to                        X
  between CLIENT and TriZetto

CLAIMS REPORTING:

                                      A.2-6

  Produce standard claims statistics reports on a schedule                     X                       TriZetto using standard
  agreed to by TriZetto and CLIENT                                                                     Facets reports

CLAIMS AUDIT:

  Provide daily audit of all on-line transactions with batch                   X
  totals

  Generate audit and batch totals of all electronic                            X
  transmissions

  Provide audit trail of membership retroactivity adjustments                           X

  Provide audit trail of voids, refunds and adjustments                        X                       TriZetto using standard
  through Claims system                                                                                Facets reports

  Provide cross reference mechanism to trace all checks                        X                       TriZetto using standard
  associated with a Claim including voids, refunds, and                                                Facets reports
  adjustments

  Provide audit trail of all cash receipts                                              X              Client using standard
                                                                                                       Facets reports

  Batch adjudication errors discovered through internal Audit                  X
  may be adjusted by TriZetto staff according to specific
  procedures developed by CLIENT

                                                                 TRIZETTO       CLIENT
                             TASK:                               PERFORMS      PERFORMS     OTHER       COMMENTS:
-------------------------------------------------------------  -------------  -----------  --------  --------------
5.  FINANCE

NON-CLAIMS FINANCIAL PROCESSING:

  General responsibility for non-Claims accounts receivable                        X
  accounts payable and other day to day non-Claims financial processing

  Issue checks for payment, other than Claims, on behalf of                        X
  the CLIENT

CLAIMS FINANCIAL PROCESSING:

  Issue checks for Claims payment on behalf of the CLIENT            X

  Interface to accounts payable                                      X                                See agreed upon
                                                                                                      interface list

  Generate 1099 forms for Providers                                  X

FINANCIAL REPORTING TO BE SUPPLIED BY TRIZETTO:

  COB savings report                                                 X                                TriZetto  using
                                                                                                      standard Facets reports

  Third party liability recovery report                              X                                Trizetto  using
                                                                                                      standard Facets reports

  Capitation rate and revenue allocation by:                         X

    Age/sex/class                                                    X                                TriZetto  using
                                                                                                      standard Facets reports


                                      A.2-7

                                                                 TRIZETTO       CLIENT
                             TASK:                               PERFORMS      PERFORMS     OTHER       COMMENTS:
------------------------------------------------------------  -------------  ------------  --------  --------------
6.    PROVIDER NETWORK MANAGEMENT

GENERAL RESPONSIBILITIES:

  General responsibility for the contracting, service and                          X
  management of CLIENT's Provider network

  Negotiate, update and maintain Provider fee schedules or                         X
  other Provider payment agreements

  Develop and maintain the Provider manual                                         X

  Update and maintain participating Provider list                                  X

PROVIDER NETWORK MAINTENANCE AND SERVICE:

  General responsibility for contracting, renewing and                             X
  servicing  Providers in CLIENT's Provider network

  Train contracted Providers regarding Claims submission                           X
  policies, and any other procedures relevant to the
  Agreement between TriZetto and CLIENT

  Update and maintain and transmit to TriZetto a schedule of                       X
  network Providers, at a frequency agreed to by TriZetto and
  CLIENT

  Service contracted Providers; provide on-site support to                         X
  network Providers, as appropriate

  Provide telephonic support to Providers to answer Provider                       X
  questions

  Provide Member eligibility verification to Providers                             X

CREDENTIALING:

  General responsibility for credentialing and verification                        X
  services

  Responsibility for collection of Provider credentialing                          X
  information

PROVIDER CONTRACTS:

  Design of Provider contracts                                                     X

  Contract general review and analysis                                             X

  Contract Legal review                                                            X

  Negotiation of Provider contracts                                                X

  Negotiation of contracts with third party vendors                                X

  Maintain Provider contract status (e.g., approved,                               X
  terminated, etc.)

  Design Provider incentive programs                                               X

Administer  Provider incentive programs                                            X

                                   EXHIBIT B.2

                              TRANSACTION SERVICES
                                 SERVICE LEVELS

1.   GENERAL

     a. SECTION 6 of this EXHIBIT B.2 sets forth the performance standards ("Service Level(s)") that have been established for the Transaction Services provided to Client as described in Exhibit A-2.

     b. The Service Level penalties identified in Section 6 of this Exhibit B.2 shall become effective on the first of the fourth month after the "go live" date. The "go live" date, as used in this context, refers to the date on which TriZetto will begin providing each Transaction Service using TriZetto's Supported Applications on Client's behalf as defined in the Statement of Work. TriZetto's actual performance against each of these Service Levels will be measured and reported to Client on a monthly basis beginning the first month after "go live". Client will be sent these reports within 30 days after the end of each month.

     c. Except as otherwise specified, all references to hours shall be to actual hours during a business day; all references to time shall be to local time at Client's headquarters site; and all references to days, months and quarters shall be to calendar days, calendar months and calendar quarters, respectively, unless otherwise specified.

     d. Any changes to Service Levels must be jointly agreed to by the parties in accordance with the Change Control Process.

2.   TRANSACTION SERVICES AUDITS

     a. TriZetto will conduct regular quality assessment audits designed to assure the integrity of the processes it employs in the performance of the Transaction Services. These quality assessment audits will use a statistically valid sampling technique and will be conducted in accordance with the TriZetto's standard policies and procedures. TriZetto will use these quality assessment audits to determine its monthly performance for each of the Service Levels described in this EXHIBIT B.2 and will provide these results to Client each month.

     b. The elapsed time for completing each type of transaction and the accuracy with which they are performed will be subject to the audits described in this Section and the calculations in SECTION 6.

3.   SERVICE LEVEL CREDIT CALCULATIONS

     a. SECTION 6 also includes the credits Client may apply against TriZetto's Transaction Services Fees as a result of its failure to meet the Service Levels described in this EXHIBIT B.2 ("Service Level Credits"). Each Service Level Credit shall be Client's sole and exclusive remedy for TriZetto's failure to meet the related Service Level.

     b.   Service Level Credits will be subject to the following limitations:

               (i) Each month, 5% of TriZetto's Transaction Services Fees, which are paid by Client in accordance with Exhibit C in the month, will constitute a "Service Level Credit Pool" available to Client for failures of TriZetto to meet Service Levels occurring during that month.

               (ii) In no event shall the total Service Level Credits for any month exceed the Service Level Credit Pool for such month.

     c. When one event causes the failure of multiple Service Levels during any one month, Client will be entitled to recover only one single Service Level Credit associated with the one event.

                                     B.2-1

     d. Within 30 calendar days after receipt of the report provided each month by TriZetto regarding its performance against the Service Levels, TriZetto shall credit such amount on the subsequent monthly invoice, or as otherwise agreed between Client and TriZetto. The Service Level Credit shall be Client's sole and exclusive remedy for the Service Level default to which the Service Level Credit applies.

     e. The Service Level Credit Allocations are set forth in the Service Level tables below in SECTION 6. "Service Level Credit Allocations" shall mean the percentage of the Service Level Credit Pool available to be applied as a Service Level Credit with respect to each Service, as applicable. Any modification to the Service Level Credit Allocations will require joint agreement between the parties in accordance with the Change Control Process.

     f. If Client experiences an extraordinarily large increase in its demand for Transaction Services in a given period, TriZetto will take all reasonable steps required to assure that it provides the Services in accordance with the Service Levels during such a period. Such steps would include, but not be limited to, causing TriZetto employees providing Transaction Services to work overtime, hiring temporary employees and using other TriZetto employees, who are not regularly part of the Client Services Team, to perform Transaction Services, subject to payment of additional costs for such steps. If, despite such steps, TriZetto incurs a Service Level default for any one or more of the Transaction Services impacted by the extraordinarily large increase in demand (for example, the immediate exit of a competitor from the marketplace or a high-volume open enrollment period), TriZetto will notify Client and the Service Level Credits resulting from such Service Level default shall be waived. No Service Level Credits will accrue for any Service Level default prior to the first day of the fourth month after the Transaction Services "go live" date as defined below in
SECTION 6.a.(i).

4.   EXCLUSIONS

     a. EXCEPTIONS. TriZetto shall not be responsible for its failure to meet a Service Level due to an Exception. "Exception" shall mean any of the following:

               (i) any delay or failure that is caused, directly or indirectly, without fault by TriZetto, by an event beyond the reasonable control of TriZetto or other emergency or force majeure events described in SECTION 12(g) of the Agreement or during a disaster recovery situation; or

               (ii) outages during pre-scheduled maintenance periods or pre-scheduled system downtime ("Maintenance Windows") or other periods approved by Client; or

               (iii) any act or omission of Client, including without limitation the failure of Client to perform or provide any relevant assistance, data, information or infrastructure required of Client under the Agreement or reasonably requested by TriZetto; or

               (iv) disruption to or interruption of telecommunications facilities or lines, including but not limited to frame relay connections.

     b. MAINTENANCE WINDOWS. Client acknowledges that TriZetto regularly schedules Maintenance Windows (as described below) for maintenance or other system needs. Notice of Maintenance Windows will be provided to Client's designated point of contact by a method elected by TriZetto (telephone, email, fax or pager). Following are TriZetto's generally scheduled Maintenance Windows:

               (i) MAINTENANCE WEEKENDS: When necessary, TriZetto will schedule system downtime on the third Saturday and Sunday of each month from Saturday 8:00 p.m. until Sunday 8:00 p.m., Mountain Time.

               (ii) ONLINE DOWNTIME: TriZetto will notify Client whenever scheduled downtime is required during online availability.

5.   DESCRIPTIONS OF SERVICE LEVELS

                                     B.2-2

     a. PROVIDER FILE SET-UP AND MAINTENANCE. The Service Levels for Provider File Set-Up and Maintenance Transaction Entry refer to (1) the period that elapses between the time that TriZetto receives a completed Provider File Set-Up or Maintenance Transaction request and the time that the Provider File Set-Up or Maintenance Transaction is completely entered into the TriZetto system and (2) the accuracy with which Provider File Set-Up and Maintenance Transactions are entered into the TriZetto system.

     b. CLAIM/ENCOUNTER PROCESSING ACCURACY. The Service Levels for Claim/Encounter Processing Accuracy refer to the accuracy of TriZetto's processing and payment of claims. TriZetto's compliance with the procedure for processing Claims will be determined by a quality audit, as described in SECTION
2. In the method of calculation described below, applicable to the service level metric that requires TriZetto to pay at least 99% of all batch adjudicated claim dollars correctly, includes the words "Total Dollars In Audit." As used in the calculation of this Service Level, Total Dollars means the total value of the claims included in the sample after this total has been corrected for any errors identified through the audit.

     c. CLAIM/ENCOUNTER PROCESSING TIMELINESS. The Service Levels for Claim/Encounter Processing Timeliness refer to (1) the period that elapses between the time that TriZetto receives a Claim and the time that Claim is completely scanned and data verified, and (2) the period that elapses between the time that a completely scanned and data verified claim is entered into the Facets system and batch adjudicated.

                                     B.2-3

6.     TRANSACTION SERVICES SERVICE LEVELS

        TRANSACTION SERVICES      PERCENTAGE      SERVICE LEVEL      20% PAYOUT   40% PAYOUT   60% PAYOUT  80% PAYOUT   100% PAYOUT
                                  ALLOCATION  PERFORMANCE STANDARD  OF AVAILABLE      OF           OF          OF      OF AVAILABLE
                                  OF SERVICE      AND METHOD OF      ALLOCATION    AVAILABLE   AVAILABLE    AVAILABLE   ALLOCATION
                                     LEVEL         MEASUREMENT       OF SERVICE   ALLOCATION   ALLOCATION  ALLOCATION   OF SERVICE
                                    CREDITS                         LEVEL CREDIT  OF SERVICE   OF SERVICE  OF SERVICE  LEVEL CREDIT
                                     POOL*                           POOL AT THE     LEVEL       LEVEL        LEVEL     POOL AT THE
                                                                     APPLICABLE     CREDIT    CREDIT POOL    CREDIT     APPLICABLE
                                                                    SERVICE LEVEL   POOL AT      AT THE      POOL AT   SERVICE LEVEL
                                                                                      THE      APPLICABLE      THE
                                                                                  APPLICABLE    SERVICE    APPLICABLE
                                                                                    SERVICE      LEVEL       SERVICE
                                                                                     LEVEL                    LEVEL
      --------------------------- ----------- --------------------- ------------- ----------- ------------ ----------- -------------
        PROVIDER MAINTENANCE          10%     97% of all Provider        96%          95%         94%          93%          92%
        TRANSACTIONS ENTRY                    Maintenance
                                              transactions loaded
                                              accurately.
        *Note:  For purposes of
        this Agreement,
        "Provider Maintenance"                Number of error free
        includes all changes to               Provider Maintenance
        the provider demographic              transactions
        information stored in                 performed by
        Facets for any                        TriZetto, identified
        participating or                      through audit,
        non-participating                     divided by the total
        provider, as well as all              number of provider
        provider reimbursement                maintenance
        data such as fee                      transactions audited.
        schedules, capitation
        rates, etc.

                                       5%     95% of all Provider        94%          93%         92%          91%          90%
                                              Maintenance
                                              transactions entered
                                              within 5 business
                                              days of receipt.

                                              Number of Provider
                                              Maintenance
                                              transactions
                                              performed by TriZetto,
                                              identified through
                                              audit, that were
                                              loaded in 5 business
                                              days or less divided
                                              by the total number
                                              of Provider
                                              Maintenance
                                              transactions audited.

        CLAIM AND ENCOUNTER           15%     98% of all claims          97%          96%         95%          94           93%
        PROCESSING ACCURACY                   adjudicated on a
                                              batch basis free of
                                              procedural errors.

                                              Number of claims
                                              adjudicated on a
                                              batch basis,
                                              identified through
                                              audit, that contain
                                              no procedural errors
                                              made by TriZetto
                                              divided by the total
                                              number of claims
                                              adjudicated on a
                                              batch basis included
                                              in audit

                                      20%     99% of all claims          98%          97%         96%          95%          94%
                                              dollars adjudicated
                                              on a batch basis
                                              paid correctly

                                              Dollar amount of
                                              claims adjudicated on
                                              a batch basis, minus
                                              absolute value of
                                              dollars paid
                                              incorrectly
                                              identified through
                                              audit, divided by the
                                              total dollar amount


                                     B.2-4

        TRANSACTION SERVICES      PERCENTAGE      SERVICE LEVEL      20% PAYOUT   40% PAYOUT   60% PAYOUT  80% PAYOUT   100% PAYOUT
                                  ALLOCATION  PERFORMANCE STANDARD  OF AVAILABLE      OF           OF          OF      OF AVAILABLE
                                  OF SERVICE      AND METHOD OF      ALLOCATION    AVAILABLE   AVAILABLE    AVAILABLE   ALLOCATION
                                     LEVEL         MEASUREMENT       OF SERVICE   ALLOCATION   ALLOCATION  ALLOCATION   OF SERVICE
                                    CREDITS                         LEVEL CREDIT  OF SERVICE   OF SERVICE  OF SERVICE  LEVEL CREDIT
                                     POOL*                           POOL AT THE     LEVEL       LEVEL        LEVEL     POOL AT THE
                                                                     APPLICABLE     CREDIT    CREDIT POOL    CREDIT     APPLICABLE
                                                                    SERVICE LEVEL   POOL AT      AT THE      POOL AT   SERVICE LEVEL
                                                                                      THE      APPLICABLE      THE
                                                                                  APPLICABLE    SERVICE    APPLICABLE
                                                                                    SERVICE      LEVEL       SERVICE
                                                                                     LEVEL                    LEVEL
      --------------------------- ----------- --------------------- ------------- ----------- ------------ ----------- -------------
        CLAIM AND ENCOUNTER           20%     97% of all claims          96%          95%         94%          93%          92%
        PROCESSING TIMELINESS                 scanned/data
                                              verified  within 3
                                              business days of
                                              receipt.

                                              All claims received
                                              during a particular
                                              month that were
                                              scanned/data verified
                                              within 3 business
                                              days or less of the
                                              receipt date, as
                                              identified by audit,
                                              divided by all claims
                                              received in that
                                              month included
                                              in audit.

                                      20%     97% of claims              96%          95%         94%          93%          92%
                                              entered into Facets
                                              and batch
                                              adjudicated within
                                              three business days
                                              of scanning/data
                                              verification.

                                              All claims entered
                                              into Facets during a
                                              particular month and
                                              batch adjudicated
                                              within 3 business
                                              days of scanning/data
                                              verification,
                                              identified by audit,
                                              divided by all claims
                                              entered and batch
                                              adjudicated that
                                              month included in
                                              audit.

                                      10%     98% accuracy on            97%          96%         95%          94%          93%
                                              entry of fields
                                              required by CLIENT
                                              including scanned
                                              and manually entered
                                              fields

                                              Number of error free
                                              claims
                                              scanned/manually
                                              entered in a month
                                              identified by audit,
                                              divided by the total
                                              claims
                                              scanned/manually
                                              entered in that
                                              month included in
                                              audit.

        TOTAL ALLOCATION OF          100%
        TRANSACTION SERVICES
        POOL


                                     B.2-5

                                  APPENDIX B.1

                                  ASP SERVICES
                                 SERVICE LEVELS

1. INTRODUCTION

     a. SECTION 9 of this Appendix C.1 sets forth the performance standards ("Service Level(s)") that have been established for the ASP Services provided to Client pursuant to Appendix B.1.

     b. The Service Levels for each Supported Application apply to the release of such Supported Application then provided to Client. TriZetto does not guarantee these Service Levels for the Supported Application(s) and shall have no liability for these Service Levels if Client is using releases of the Supported Application(s) other than the current release offered by TriZetto or one major prior release, by way of example one number to the right to the dot of a version number (i.e., 3.1, 3.2, etc).

     c. Except as otherwise specified, all references to hours shall be to actual hours during a business day; all references to time shall be to local time at a Client-designated primary location; and all references to days, months and quarters shall be to calendar days, calendar months and calendar quarters, respectively, unless otherwise specified.

     d. Any changes to Service Levels must be jointly agreed to by the parties in accordance with the Change Control Process as described in Appendix A.

     e. Measurement of a Service Level-related problem will begin when either the Client notifies TriZetto or TriZetto self-determines that a Service Level is not being met and will end when TriZetto notifies Client that the Service Level is being met. Client shall have the right to validate that the Service Level is being met and if Client can demonstrate to TriZetto's satisfaction that the Service Level is not being met, TriZetto will adjust its Service Level records accordingly and will resume Service Level remediation efforts.

     f. Service Levels apply beginning first day of the FOURTH month after each Supported Application is available for productive use.

     g. Service Levels are categorized and generally characterized as follows:

            (i) Problem Management and Recovery Time Service Level (further defined in SECTION 6) - e.g., Are Client-reported Availability and Performance issues resolved in a timely manner?

           (ii) Availability Service Level (further defined in SECTION 7) - e.g., Is the Supported Application available for use by the Client during the scheduled hours of on-line and batch processing?

          (iii) Performance Service Level (further defined in SECTION 8) - e.g., Does the Supported Application perform in terms of functionality, response time and throughput consistent with relevant published documentation?

2. SYSTEM MANAGEMENT AND REPORTING

     a. PERFORMANCE REPORTS. Unless stated otherwise, TriZetto shall provide a monthly service level performance report ("Monthly Service Level Performance Report") that describes TriZetto's compliance with each Service Level. The reports shall provide sufficient detail for Client to determine whether each Service Level has been achieved.

                                      B.1-1

     b. SYSTEM ENHANCEMENTS AND MAINTENANCE

            (i)  Advance Notice. Client will be advised no later than thirty
(30) days prior to the availability of any scheduled system enhancements that will specifically affect Client's operating environment.

           (ii) Documentation. Overview documentation and reference manual documentation will be provided no later than 30 business days prior to the availability of scheduled system enhancements that will specifically affect Client's operating environment.

          (iii) System Upgrades. Client will be advised no later than three months prior to the availability of any scheduled major third party vendor upgrade to the Supported Applications, subject to TriZetto's receiving notice in sufficient time from its third party vendors to meet the three month advance notification commitment.

3. SERVICE LEVEL CREDIT CALCULATIONS

     a. In addition to defining Service Levels, SECTION 9 includes the financial credits ("Service Level Credits") that Client may apply to TriZetto's ASP Services Fees as a result of TriZetto's delay or failure to meet the Service Levels.

     b. Should Client experience for six (6) or more consecutive months occurrences of complete unavailability of Supported Applications in excess of four (4) or more hours duration for each occurrence during scheduled on-line availability, Client shall have the right to terminate this Agreement without penalty. Otherwise, each Service Level Credit shall be Client's sole and exclusive remedy for TriZetto's failure to meet the related Service Level.

     c. Service Level Credits will be subject to the following limitations:

            (i) Each month beginning the first day of the FOURTH month after each Supported Application is available for productive use, a certain percentage of TriZetto's ASP Services Fees paid by Client in the month in accordance with Appendix D.1 will constitute a "Service Level Credit Pool" available to Client for failures of TriZetto to meet Service Levels occurring during that month.

           (ii) The total Service Level Credits for any month may not exceed the Service Level Credit Pool for that month.

          (iii) Unused Service Level Credits for any given month do not roll forward to the next month.

     d. When a single incident, issue or problem causes multiple Service Levels to not be met during any one-month, Client will be entitled to recover only the largest single Service Level Credit associated with the one incident, issue or problem.

     e. Within 30 days after receipt of the Monthly Service Level Performance Report, TriZetto shall credit the total of applicable Service Level Credits to the subsequent monthly invoice for ASP Services, or as otherwise agreed between Client and TriZetto.

4. EXCEPTIONS

     a. EXCEPTIONS. TriZetto shall not be responsible for its failure to meet a Service Level due to an Exception. "Exception" shall mean any of the following:

                                      B.2-2

            (i) Any delay or failure that is caused, directly or indirectly, without fault by TriZetto, by an event beyond the reasonable control of TriZetto or other emergency or force majeure events described in Section 12g of the Agreement unless the cause of such delay or failure, such as a power failure or flooding, was reasonably foreseeable and could have been prevented using reasonable business practices including, but not limited to, adherence to the TriZetto Disaster Recovery Plan in effect at the time of the occurrence, a copy of which shall be made available to Client for review upon request;

           (ii) Any periods of unavailability during pre-scheduled maintenance periods or pre-scheduled system downtime ("Maintenance Windows") or other periods approved in advance by Client;

          (iii) Any act or omission of Client, including without limitation the failure of Client to perform or provide relevant assistance, data, information or infrastructure required of Client under the Agreement or reasonably requested by TriZetto, except for Client's failure to take any action which is not requested by TriZetto and which is not specifically required under this Agreement;

           (iv)  Disruption to or interruption of voice or data communication
(WAN) circuits not under the direct control of TriZetto;

            (v) If TriZetto DOES NOT own, possess, maintain or support source code for a Supported Application, including a third party application, TriZetto shall not be held accountable for the same Service Levels as for software which TriZetto DOES own, possess, maintain and support source code. For software related errors or malfunctions for such software, TriZetto shall act as the first point of contact with the vendor of the affected Supported Application and, in the event that an error or malfunction is noted within such software, TriZetto shall submit notification of the problem to the respective vendor and shall cooperate with the vendor to resolve the error or malfunction. Client agrees that resolution of a vendor related software problem is highly dependant on the vendor's responsiveness to TriZetto and, as such, if requested by TriZetto, Client agrees to give consideration for waiving the Service Level Credit interim to the vendor's committed resolution date if Client determines that TriZetto has exerted reasonable efforts in getting the vendor to resolve the problem, including but not limited to TriZetto re-contracting the related vendor support agreement or, for sustained problems, replacing the affected vendor product with an alternative product; or

           (vi) For all TriZetto-owned licensed and commercially available and third party-owned Supported Applications, TriZetto shall exert reasonable efforts to resolve software related errors or malfunctions consistent with the Service Levels; however, in the event that the error or malfunction is classified as Low Priority, or for certain situations classified as Medium Priority but with Client's approval, TriZetto's responsibility will be to communicate to the Client the date by which the error or malfunction is planned to be resolved in either a future general software release or fix distribution and such problem shall not be calculated as part of any Service Level Credit hereunder.

5. MAINTENANCE WINDOWS: Client acknowledges that TriZetto regularly schedules maintenance for maintenance or other system needs. Advanced notice of Maintenance Windows will be provided to Client, including the following:

     a. MAINTENANCE WEEKENDS: When necessary, TriZetto will schedule system downtime on the third Saturday and Sunday of each month from Saturday 8:00 p.m. until Sunday 8:00 p.m. Mountain Time. Pre-scheduled Maintenance Weekends shall be a valid exclusion from determining Service Level Credits.

     b. EMERGENCY MAINTENANCE: TriZetto will notify Client whenever scheduled downtime is required to provide emergency maintenance to the on-line environment during normal hours of scheduled on-line availability. Emergency maintenance requiring downtime during Scheduled On-Line Availability of one hour or less shall be a valid exclusion from determining Service Level Credits no more than once every 90 consecutive calendar days.

                                      B.2-3

6. PROBLEM MANAGEMENT AND RECOVERY TIME SERVICE LEVEL

     a. CUSTOMER SERVICE HELP DESK:

            (i) Calls will be responded to based upon the priority they are assigned by TriZetto using the criteria and measurements described below in
SECTION 6.b. If Client does not agree with the assigned priority, the priority will be assigned as requested by Client, subject to TriZetto's right to escalate the disagreement for resolution to TriZetto's Account Management for discussion with Client management. If Client and TriZetto disagree over the assignment of such priority, the parties will pursue good faith negotiations in accordance with the dispute resolution process as detailed in the Agreement.

           (ii) Once notified by Client of a Service Level problem, TriZetto will log the problem and will immediately begin efforts to resolve the problem. For problems classified as Urgent or High priority, TriZetto will continuously work to resolve the problem until resolved. TriZetto's initial response to Client's notification of a Service Level problem will begin with the receipt and logging of a reported problem from the Client, and such recorded time will be used as the baseline for determining TriZetto's responsiveness in resolving the problem, unless TriZetto had previously determined the Service Level problem in which situation the earlier TriZetto recorded time will be used as the baseline.

          (iii) Client recognizes that TriZetto's ability to resolve problems within the committed Service Levels may be highly dependent upon Client making available to TriZetto in a timely manner diagnostic information as well as access to affected or involved Client personnel and, as such, shall cooperate with TriZetto during the problem resolution process.

           (iv) A "problem" shall mean a failure of a Supported Application to perform substantially as described in the user documentation, as well as the inability of Client's users to access the Supported Application or any other Service related issue that results in a disruption of Client's business operations. As such, TriZetto will perform problem management services in accordance with SECTION 6.

            (v) The Customer Service Help Desk shall be staffed and operational between the hours of 7:00 a.m. and 7:00 p.m., Monday through Friday; however, for after-hours weekdays and weekend coverage, Help Desk support shall be available via a pager notification process to address Urgent priority issues only.

           (vi) TriZetto will measure the call pick-up time ("Call Pick-Up Time") which shall mean the average period of time it takes for a Client user call to the TriZetto Help Desk to be answered by a staff person after the caller has passed through the Automatic Call Distribution system. Required navigation time within the ACD prior to the user selecting the option to speak with the Help Desk shall not exceed 60 seconds.

     b. PROBLEM MANAGEMENT PRIORITIES

            (i) URGENT PRIORITY - Problem completely prevents Client from performing IT operations in support of its primary line(s) of business (i.e., total system becomes unavailable for access to all Supported Applications; no known problem workaround.

                 TriZetto Account Management will be notified within 15-minutes of TriZetto's confirmation of the problem and will provide Client problem resolution status updates every 2 hours until the problem is resolved.

           (ii) HIGH PRIORITY - Problem doesn't prevent Client from performing most IT operations in support of its primary line(s) of business; however, it does create a significant operational impact (e.g., inability to print checks but claims adjudication and other system functions are unaffected); known problem workaround, including manual procedures.

                                      B.2-4

                 TriZetto Account Management will provide Client with problem resolution status updates each business day until the problem is resolved.

          (iii) MEDIUM PRIORITY - Problem doesn't prevent Client from performing IT operations in support of its primary line(s) of business; however, it does create an operational impact (e.g., system response time has degraded, but the system functionality is unaffected); known problem workaround, including manual procedures.

                 TriZetto Account Management will provide Client with problem resolution status updates weekly until the problem is resolved.

           (iv) LOW PRIORITY - Problem doesn't prevent Client from performing IT operations in support of its primary line(s) of business; however, it does create an inconvenience (e.g., report headings are misaligned, but the system performance and functionality are unaffected); known problem workaround, including manual procedures.

                 TriZetto Account Management will provide Client with problem resolution status updates monthly until the problem is resolved.

7. AVAILABILITY SERVICE LEVEL

     a. SCHEDULED ON-LINE AVAILABILITY: The Supported Applications will be available on-line for Client's use between 7 a.m. and 7 p.m., Monday through Friday, and 8 a.m. and 4 p.m. on Saturday and Sunday (except during Maintenance Weekends). If Client requests and TriZetto approves to expand the on-line hours of availability, TriZetto reserves the right not to include the expanded hours in the calculation when determining On-Line Availability. While Supported Applications may be available for online processing outside the above described hours, performance may occasionally decline due to batch processing and are therefore not committed nor subject to Service Level Credits. Upon Client request, TriZetto will exert reasonable efforts to make the on-line environment available to Client upon completion of batch cycle if batch processing completes earlier than the Scheduled Batch Availability period end-time.

     b. SCHEDULED BATCH AVAILABILITY: The Supported Applications will be available for batch processing AND DATABASE/SYSTEM BACKUP from 7 p.m. to 7 a.m., Monday through Friday, and 4 p.m. Saturday through 7 a.m. Monday except during Maintenance Weekends.

     c. AVAILABILITY CALCULATION: Availability will be calculated on a monthly basis by computing a percentage, as follows: the numerator shall be calculated by subtracting the total number of hours or fractional parts thereof due to Problem interruptions from the total number of hours that all Supported Applications should have had Scheduled On-Line or Scheduled Batch Availability; and the denominator shall be the total number of hours that the Supported Applications should have had Scheduled On-Line or Scheduled Batch Availability. The length of time of interruptions for each Supported Application shall be measured from the time interruption event is entered on the TriZetto Help Desk log, after being notified by Client, and the time entered on the TriZetto Help Desk log of the recovery from the interruption. Interruption time does not include that partial or whole time of an interruption that occurs partially or completely outside of the scheduled On-Line or Batch Availability period, depending on the nature of the interruption encountered (e.g., On-Line access doesn't function properly during scheduled Batch Availability). Also, interruption time does not include time for interruptions that are made at the request of Client or due to Exclusions as defined in Section 4.

     d. AVAILABILITY RECORDS: TriZetto shall maintain adequate records of Supported Applications availability and shall use such records to produce the Monthly Service Level Performance Report and other similar reports as required.

8. PERFORMANCE SERVICE LEVEL

                                      B.2-5

     a. TRANSACTION RESPONSE TIME

            (i) The Service Level for transaction response time refers to the time it takes for a transaction to complete processing ("Transaction Response Time"). Using a mutually agreeable sampling technique, Transaction Response Time will be measured from the time a Client front-end communications processor or similar device passes a request to a Supported Application to the time the results are received from the Supported Application by the front-end communications processor or similar device.

           (ii) With respect to any particular transaction (or class or category of transactions - e.g., inquiry versus query) during any particular month, using the mutually agreed upon sampling technique, Transaction Response Time for such transaction (or class or category of transactions) will be calculated as the number of occurrences of such transaction (or class or category of transactions) during such month that completed in or under the Response Time Service Level indicated for such transaction (or class or category of transactions), divided by the total number of occurrences of such transaction (or class or category of transactions) during such month, with the result expressed as a percentage. TriZetto makes no response time commitments for query transactions, since the performance of such transactions are highly dependent upon end-user selection criteria and the size of the database(s) being queried.

          (iii) While many Supported Applications MAY be available for on-line processing outside the hours described in SECTION 7.a of this Appendix, Transaction Response Time Service Levels may occasionally decline due to batch processing and, as such, are not subject to Service Level Credits nor are they guaranteed.

     b. BATCH THROUGHPUT

            (i) The Service Level for batch throughput refers to the ability to process all scheduled batch jobs during the Scheduled Batch Availability period.

           (ii) Batch Processing shall be considered to have been completed on time if processing for a batch job is completed within the scheduled Batch Availability period.

          (iii) With respect to any particular batch job (or class or category of batch job) during any particular month, the Service Level for batch processing will be calculated based upon the number of occurrences of such batch jobs (or class or category of batch jobs) during such month that processed and completed during their Scheduled Batch Availability period.

9. SERVICE LEVELS AND SERVICE LEVEL CREDITS

     a. SERVICE LEVELS CREDIT POOLS: Two Service Level Credit pools will be calculated monthly as follows:

            (i)  Critical Outage Pool: 20% of monthly Hosting Service Fee

           (ii) Non-Critical Service Level Credit Pool: 20% of monthly Hosting Service Fee

     b. SERVICE LEVEL CREDITS: Service Level Credits for any given month will be determined to be the GREATER CALCULATION OF either Critical Outage Service Level Credits or Non-Critical Service Level Credits.

            (i) CRITICAL OUTAGE SERVICE LEVEL CREDITS: If Client experiences an outage of 8 or more consecutive hours of unavailability for all Supported Applications during Scheduled On-Line Availability during any one day, Client shall receive a credit equal to 25% of Critical Outage Pool

                                      B.2-6
for each such outage; however, in any given month, regardless of the number of such outages, Client shall not receive Critical Outage Service Level Credits in aggregate for that month greater than the monthly Critical Outage Pool, or:

           (ii) NON-CRITICAL SERVICE LEVEL CREDITS: For non-critical service level problems, allocation shall mean the percentage of the Non-Critical Service Level Credit Pool to be applied as a Service Level Credit ("Service Level Credit Allocations") with respect to each Supported Application, as applicable, for each measured Service Level. Any modification to the Service Level Credit Allocations require mutual agreement between the parties in accordance with the Change Control Process:

              Application Service:          Percentage        Service Level           Macess/third-party
                                           Allocation of   Performance Standard      Software Service Level
                                           Service Level                               Standard Exceptions
                                           Credits Pool
              -----------------------------------------------------------------------------------------------
              AVAILABILITY:

              Facets                            20%      99% availability during             NA
                                                         Scheduled On-Line
                                                         availability window,
                                                         Monday through Friday

              Macess                            10%                 NA              98% availability during
                                                                                    Scheduled On-Line
                                                                                    availability window,
                                                                                    Monday through Friday

              PERFORMANCE:
              Transaction Response Times        20%      95% within 10 seconds      No exceptions to standard
                                                         and 99% within 20
                                                         seconds, during
                                                         Scheduled On-Line
                                                         availability window,
                                                         Monday through Friday

              Scheduled Batch Processing         5%      1 miss per month re                 NA
                                                         completion of nightly
                                                         batch schedule during
                                                         Scheduled Batch
                                                         processing window

              PROBLEM MANAGEMENT AND
              RESOLUTON TIME:

              Help Desk Availability            10%      100% Availability                   NA
                                                         between 7am and 7pm,
                                                         Monday through Friday,
                                                         and all other hours (via
                                                         pager) daily for Urgent
                                                         Priority problems

              Help Desk Call Pick Up Time        5%      30 seconds or less                  NA
              (measured from time user                   between 7am and 7pm,
              selects ACD option to talk                 Monday through Friday
              with Help Desk)

              Urgent Priority Problem           10%      100% of problems           100% of problems
              Management                                 corrected within 24        corrected within 48
                                                         hours, with exceptions     hours, with exceptions
                                                         as outlined in Section     as outlined in Section
                                                         4.a                        4.a

              High Priority Problem             10%      95% of problems            95% of problems
              Management                                 corrected within 2         corrected within 3
                                                         business days, with        business days, with
                                                         exceptions as outlined     exceptions as outlined
                                                         in Section 4.a             in Section 4.a

              Medium Priority Problem            5%      95% of problems            95% of problems
              Management                                 corrected within 10        corrected within 15
                                                         business days, with        business days, with
                                                         exceptions as outlined     exceptions as outlined
                                                         in Section 4.a             in Section 4.a

              Low Priority Problem               5%      95% of problems            95% of problems
              Management                                 corrected within 30        corrected within 45
                                                         business days, with        business days, with
                                                         exceptions as outlined     exceptions as outlined
                                                         in Section 4.a             in Section 4.a

              Disaster Recovery Service          0%      Recovery within the time            NA
              Levels                                     as defined in TriZetto's
                                                         Disaster Recovery Plan

              TOTAL ALLOCATION OF ASP          100%
              SERVICE LEVEL CREDIT POOL

                                     B.2-7

                                    EXHIBIT C

                                  SERVICE FEES

Fees for each of the Services are described below. Additional services may be requested by CLIENT and may be provided in accordance with the Change Control Process.

1. ASP SERVICES

The fee for each Supported Application will be based on either (i) a per Claimant per month ("PCPM") rate (ii) a per User per month ("PUPM") rate or
(iii) a fixed dollar amount as set forth below:

                                   ASP FEES
     ---------------------------------------------------------------------
     Facets Core Claims System                          $  0.775 PCPM

     Interface Support
       First 20 Interfaces                              $  4,250 per month
       Each Additional Five Interfaces                  $    850 per month

     Incremental DASD*                                  $  0.010 PCPM

     MACESS (I-Max-Image Workflow)                      $    320 PUPM

* Incremental DASD fees will apply for every 40GB of storage required over 200GB.

Fees determined on a PCPM basis shall be payable monthly beginning in the month that the Supported Applications first become available for productive use (the "Go-Live Month"). PCPM fees for any month shall be determined by applying the rate set forth above against the total number of Members that have submitted one or more claims that are adjudicated and paid during the twelve-month period prior to the month of determination (collectively, "Claimants"). The twelve-month look-back period for any month shall in no case include any month prior to the Go-Live Month. For purposes of this Exhibit C, a "Member" shall include any individual eligible to receive behavioral health services from CLIENT as a subscriber under a contract with CLIENT or with a customer of CLIENT or as an eligible dependent of a subscriber.

Notwithstanding the foregoing, the number of Claimants used to calculate PCPM fees for any month shall in no case be less than the amount set forth below:

                         MONTH                         DATE SCHEDULED PER     MINIMUM
                                                           EXHIBIT F         CLAIMANTS
--------------------------------------------------------------------------------------
                     Go-Live Month                         July 2002            50,000

          First Month Following Go-Live Month             August 2002           55,000

         Second Month Following Go-Live Month            September 2002         60,000

          Third Month Following Go-Live Month             October 2002          65,000

         Fourth Month Following Go-Live Month            November 2002          70,000

          Fifth Month Following Go-Live Month            December 2002          75,000

  Sixth Month Following Go-Live Month and Thereafter      January 2003          85,000

Fees for the MACESS Supported Application will be determined each month based on the actual number of CLIENT employees and Contractors obtaining access to such application during such month ("Users"); provided, however, that, for purposes of determining the fee for the MACESS Supported Application, the number of Users for any month shall in no case be less than 10.

TriZetto reserves the right in its sole discretion to increase the rates for each Supported Application (but not the rates for user IDs as specified below) on an annual basis by no more than 4.5% beginning on the first anniversary of the Go-Live Month.

In addition to the fees set forth above, CLIENT will pay TriZetto a monthly fee based on the number of user IDs provided by TriZetto to allow CLIENT's external customers read-only access to the Supported Applications for the purpose of determining eligibility and claims status as contemplated by Section 1.b) of the Agreement. The charge for User IDs is set forth below.

                    NUMBER OF USER IDS         MONTHLY FEE
                  -----------------------------------------
                          0 to 25                  $  1,445
                         26 to 50                  $  1,870
                         51 to 75                  $  4,335
                         76 to 100                 $  5,865
                        101 to 125                 $  7,140
                        126 to 150                 $  8,755
                        151 to 175                 $ 10,200
                        176 to 200                 $ 11,730
                        201 to 225                 $ 13,005
                        226 to 250                 $ 14,620

2. IMPLEMENTATION SERVICES

Implementation Services described in Exhibit F will be provided by TriZetto for a fixed fee equal to $425,000. Such fee will be payable as follows:

   Upon execution of this Agreement                                 $ 330,000
   Within 30 days following execution of this Agreement                60,000
   Within 60 days following execution of this Agreement                35,000
   Total Implementation Fee                                         $ 425,000

The Implementation Services fee set forth above does not included the following:

   1. Travel expenses. Travel expenses shall be billed to CLIENT as an additional charge. TriZetto will make every reasonable effort to minimize travel expenses and take advantage of "best available rates and fares" when possible.

   2. CLIENT Specific Interfaces. Any external application interface development will be separately priced by TriZetto pursuant to the Change Control Process, except for application interfaces that have already been developed by TriZetto.

   3. Other Out-of-Scope Services. Services not included in the scope of Implementation Services described in Exhibit F shall be priced in accordance with the Change Control Process.

3. TRANSACTION SERVICES

A. Benefit Plan, Provider File and Contract Maintenance. Beginning the Go-Live Month and continuing through the term of this Agreement, CLIENT will pay TriZetto $12,000 per month for the benefit, provider file and contract maintenance services specified in Section 1 of Exhibit A-2.

B. Claims Processing. Beginning the Go-Live Month and continuing each month through the term of this Agreement, CLIENT will pay TriZetto a fee for each claim that completes adjudication during the preceding month. The fee for each EDI Claim processed by TriZetto shall be $0.97. An "EDI Claim" shall mean a claim received by TriZetto in a standard electronic format that does not require scanning or manual data entry and is adjudicated on the Supported Applications. The fee for all other claims processed by TriZetto shall be $1.31 per claim.

TriZetto reserves the right in its sole discretion to increase the rates for Transaction Services specified above on an annual basis by no more than 4.5% beginning on the first anniversary of the Go-Live Month.

4. TELECOMMUNICATIONS SUPPORT

Pursuant to Section 7 of Exhibit A of the Agreement, TriZetto will provide telecommunications support for CLIENT. In connection with such Services, the recurring cost of the data link, including a router to be located at CLIENT's site, shall be charged to CLIENT as a pass through expense.

5. OTHER PROFESSIONAL SERVICES

Ongoing professional services which may be provided by TriZetto as a result of the Change Control Process shall be provided at the rates set forth below:

                   SKILL CLASSIFICATION          PROFESSIONAL SERVICES
                                                         RATES
       ---------------------------------------------------------------
       Principle                                              $ 370.00
       Engagement Executive                                   $ 350.00
       Project Manager                                        $ 275.00
       Lead Consultant                                        $ 225.00
       Consultant                                             $ 200.00
       Software Engineer                                      $ 200.00
       Technical Consulting                                   $ 175.00
       Train the Trainer                                      $ 225.00
       End User Training                                      $ 200.00
       Database/Data Model/Report Training                    $ 225.00

   The professional services rates set forth above will be discounted if the total volume of professional services, including the Implementation Services fees described above, performed by TriZetto for CLIENT during any consecutive 12 month period following the date of this Agreement exceeds certain levels. The discount applicable to each volume level of professional services will apply only to that level and not to any lower level. The volume levels and applicable discounts are set forth on the following table.

                VOLUME THRESHOLD                    DISCOUNT LEVEL
         ---------------------------------------------------------
              $250,000 to $500,000                               5%
              $500,001 to $750,000                              10%
             $750,001 to $1,000,000                             15%
             $1,000,001 - $2,000,000                            20%
                  $2,000,001 +                                  25%

TriZetto reserves the right in its sole discretion to increase the professional services rates on an annual basis by no more than 4.5% beginning on the first anniversary of the date the Agreement is executed.

6. TERMINATION FOR CONVENIENCE

Upon Client's early termination of the Agreement for Client's convenience pursuant to Section 11.c) thereof, Client agrees to pay TriZetto, in addition to all other amounts owed under the Agreement, a lump sum termination payment equal to twenty-five percent (25%) of the product of (i) one full month of ASP Services fees and Transaction Services fees based on the actual number of Claimants and claims processed during the month in which notice of termination is delivered by CLIENT (but not less than the minimums specified in this Exhibit C), multiplied by (ii) the number of months remaining in the term of the Agreement.

                                    EXHIBIT D

                               REQUIRED EQUIPMENT

Client is responsible for the support and maintenance of Client's desktoand networking hardware and software as well as connectivity to TriZetto and its third party customers. TriZetto is responsible for the provisioning, monitoring and maintenance of the telecommunications circuit from the TriZetto data center to the CLIENT's primary (hub) location. If CLIENT has multiple locations, or connectivity to third-party organizations such as CLIENT's customers, CLIENT is completely responsible for all equipment and telecommunications circuits required for that connectivity unless alternative contract arrangements are made with Trizetto for the management of such connections.

TriZetto's implementation schedule is dependent upon installation of WAN circuits by telecommunications service providers. TriZetto agrees to place firm orders for circuits at least 120 days prior to the first scheduled APS Go-Live date, with delivery no later than 30 days before such date. TriZetto agrees to maintain existing VPN link for testing until the scheduled APS Go-Live Date.

Client agrees to run on its desktops and laptops connecting to the TriZetto network the current or one (1) previous version of a real-time scan engine of an industry-recognized, top-tier anti-virus product. Trend Office Scan Corporate Edition, Norton AntiVirus Corporate Edition and McAfee VirusScan are examples of acceptable anti-virus products. Client agrees that its desktop and networking hardware and software shall be sufficiently powerful to run such anti-virus product.

                                    EXHIBIT E

                        HIPAA BUSINESS ASSOCIATE ADDENDUM

     This HIPAA Business Associate Addendum ("Addendum") supplements and is made a part of the agreement ("Agreement") by and between APS Healthcare Bethesda, Inc. ("Client") and The TriZetto Group, Inc. ("TriZetto"), and is effective as of the compliance date of the Privacy Rule (defined below) (the "Addendum Effective Date").

                                    RECITALS

     A. Client wishes to disclose certain information to TriZetto pursuant to the terms of the Agreement, some of which may constitute Protected Health Information ("PHI") (defined below).

     B. Client and TriZetto intend to protect the privacy and provide for the security of PHI disclosed to TriZetto pursuant to the Agreement in compliance with the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 ("HIPAA") and regulations promulgated thereunder by the U.S. Department of Health and Human Services (the "HIPAA Regulations") and other applicable laws.

     C. The purpose of this Addendum is to satisfy certain standards and requirements of HIPAA and the Privacy Rule (defined below), including, but not limited to, Title 45, Sections 164.502(e) and 164.504(e) of the Code of Federal Regulations ("CFR") and contained in this Addendum.

In consideration of the mutual promises below and the exchange of information pursuant to this Addendum, the parties agree as follows:

1.   DEFINITIONS.

     a. "DESIGNATED RECORD SET" shall have the meaning given to such term under the Privacy Rule, including, but not limited to, 45 CFR Section 164.501.

     b. "PRIVACY RULE" shall mean the HIPAA Regulation that is codified at 45 CFR Parts 160 and 164.

     c. "PROTECTED HEALTH INFORMATION" OR "PHI" means any information, whether oral or recorded in any form or medium: (i) that relates to the past, present or future physical or mental condition of an individual; the provision of health care to an individual; or the past, present or future payment for the provision of health care to an individual; and (ii) that identifies the individual or with respect to which there is a reasonable basis to believe the information can be used to identify the individual, and shall have the meaning given to such term under the Privacy Rule, including, but not limited to, 45 CFR Section 164.501.

     d. "PROTECTED INFORMATION" shall mean PHI provided by Client to TriZetto or created or received by TriZetto on Client's behalf.

2.   OBLIGATIONS OF TRIZETTO.

     a. PERMITTED USES. TriZetto shall not use Protected Information except for the purpose of performing TriZetto's obligations under the Agreement and as permitted under the Agreement and Addendum. TriZetto shall not use Protected Information in any manner that would constitute a violation of the Privacy Rule if so used by Client, except that TriZetto may use Protected Information: (i) for the proper management and administration of TriZetto; or (ii) to carry out the legal responsibilities of TriZetto.

     b. PERMITTED DISCLOSURES. TriZetto may disclose Protected Information where such disclosure would not constitute a violation of the Privacy Rule if disclosed by Client and such disclosure is: (i) necessary to perform its obligations under the Agreement; or (ii) for TriZetto's proper management and administration. TriZetto may also disclose Protected Information as required by law.

     c. APPROPRIATE SAFEGUARDS. TriZetto shall implement appropriate safeguards as are necessary to prevent the use or disclosure of Protected Information otherwise than as permitted by the Agreement and Addendum.

     d. REPORTING OF IMPROPER USE OR DISCLOSURE. TriZetto shall report to Client any use or disclosure of Protected Information otherwise than as provided for by the Agreement and this Addendum upon becoming aware of such use or disclosure.

     e. TRIZETTO'S AGENTS. TriZetto shall ensure that any agents, including subcontractors, to whom it provides Protected Information agree to the same restrictions and conditions that apply to TriZetto with respect to such Protected Information.

     f. ACCESS TO PROTECTED INFORMATION. TriZetto shall make Protected Information maintained by TriZetto or its agents or subcontractors in Designated Record Sets available to Client for inspection and copying to enable Client to fulfill its obligations under the Privacy Rule, including, but not limited to, 45 CFR Section 164.524.

     g. AMENDMENT OF PHI. In response to a request from Client for an amendment of Protected Information or a record about an individual contained in a Designated Record Set, TriZetto or its agents or subcontractors shall make such Protected Information available to Client for amendment and incorporate any such amendment to enable Client to fulfill its obligations under the Privacy Rule, including, but not limited to, 45 CFR Section 164.526. Any denial of amendment of Protected Information maintained by TriZetto or its agents or subcontractors shall be the responsibility of Client.

     h. ACCOUNTING RIGHTS. In response to a request from Client for an accounting of disclosures of Protected Information, TriZetto and its agents or subcontractors shall make available to Client the information required to provide an accounting of disclosures to enable

Client to fulfill its obligations under the Privacy Rule, including, but not limited to, 45 CFR Section 164.528. In the event that the request for an accounting is delivered directly to TriZetto or its agents or subcontractors, TriZetto shall forward such request to Client in writing. It shall be Client's responsibility to prepare and deliver any such accounting requested. TriZetto shall not disclose any Protected Information except as set forth in Sections 2(b) of this Addendum.

     i. GOVERNMENTAL ACCESS TO RECORDS. TriZetto shall make its internal practices, books and records relating to the use and disclosure of Protected Information available to the Secretary of the U.S. Department of Health and Human Services (the "Secretary") for purposes of determining TriZetto's compliance with the Privacy Rule.

3. OBLIGATIONS OF CLIENT. Client shall be responsible for using appropriate safeguards to maintain and ensure the confidentiality, privacy and security of PHI transmitted to TriZetto pursuant to this Agreement, in accordance with the standards and requirements of the Privacy Rule, until such PHI is received by TriZetto.

4.   TERMINATION.

     a. MATERIAL BREACH. A breach by TriZetto of any material provision of this Addendum shall constitute a material breach of the Agreement and shall provide grounds for termination of the Agreement by Client in accordance with the terms of the Agreement.

     b. REASONABLE STEPS TO CURE BREACH. If Client knows of a pattern of activity or practice of TriZetto that constitutes a material breach or violation of TriZetto's obligations under the provisions of this Addendum or another arrangement and does not terminate this Agreement pursuant to Section 4(a), then Client shall take reasonable steps to cure such breach or end such violation, as applicable. If Client's efforts to cure such breach or end such violation are unsuccessful, Client shall either: (i) terminate the Agreement, if feasible; or
(ii) if termination of the Agreement is not feasible, Client shall report TriZetto's breach or violation to the Secretary.

     c. EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, TriZetto shall return or destroy all Protected Information that TriZetto or its agents or subcontractors still maintain in any form, and shall retain no copies of such Protected Information. If return or destruction is not feasible, TriZetto shall continue to extend the protections of this Addendum to such Protected Information, and limit further use of such Protected Information to those purposes that make the return or destruction of such Protected Information infeasible.

5. AMENDMENT TO COMPLY WITH LAW. The parties acknowledge that state and federal laws relating to data security and privacy are rapidly evolving and that amendment of this Agreement may be required to provide for procedures to ensure compliance with such developments. The parties specifically agree to take such action as is necessary to implement the standards and requirements of HIPAA, the Privacy Rule and other applicable laws relating to the security or confidentiality of PHI. The parties understand and agree that Client must receive satisfactory written assurance from TriZetto that TriZetto will adequately safeguard all Protected Information. Upon the request of either party, the other party agrees to promptly enter into

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negotiations concerning the terms of an amendment to this Addendum embodying written assurances consistent with the standards and requirements of HIPAA, the Privacy Rule or other applicable laws.

6. NO THIRD PARTY BENEFICIARIES. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than Client, TriZetto and their respective successors or assigns, any rights, remedies, obligations or liabilities whatsoever.

7. EFFECT ON AGREEMENT. Except as specifically required to implement the purposes of this Addendum, or to the extent inconsistent with this Addendum, all other terms of the Agreement shall remain in force and effect.

8. INTERPRETATION. The provisions of this Addendum shall prevail over any provisions in the Agreement that may conflict or appear inconsistent with any provision in this Addendum. This Addendum and the Agreement shall be interpreted as broadly as necessary to implement and comply with HIPAA and the Privacy Rule. The parties agree that any ambiguity in this Addendum shall be resolved in favor of a meaning that complies and is consistent with HIPAA and the Privacy Rule.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum as of the Addendum Effective Date.

            CLIENT                                      TRIZETTO

APS HEALTHCARE BETHESDA, INC.              THE TRIZETTO GROUP, INC.

By: /s/ Michael J. Sunderland              By: /s/ Laura F. Tarantino
   ----------------------------------         ----------------------------------

Print Name:                                Print Name:
           --------------------------                 --------------------------

Title: Senior Vice President and CFO       Title: VP and General Counsel
      -------------------------------            -------------------------------

Date:                                      Date: 3-15-02
     --------------------------------           --------------------------------

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